UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.   )

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Xerox Corporation

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Xerox Corporation
800 Long Ridge Road
P.O. Box 1600
Stamford, Connecticut 06904

April 2, 2004

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Xerox Corporation to be held Thursday, May 20, 2004 at the Park Hyatt Philadelphia at the Bellevue, Broad and Walnut Streets, Philadelphia, Pennsylvania. Your Board of Directors and Management look forward to greeting in person those shareholders able to attend.

At the Annual Meeting you will be asked to vote upon the election of eleven Directors, to ratify the selection of PricewaterhouseCoopers LLP as auditors for 2004, to vote upon the adoption of the 2004 Performance Incentive Plan and the adoption of the 2004 Equity Compensation Plan for Non-Employee Directors. The Board of Directors unanimously recommends that you vote in favor of each of these proposals.

You will note that four new independent directors have been added to the slate of directors proposed for election at this Annual Meeting, Glenn A. Britt, Chairman and Chief Executive Officer, Time Warner Cable; Richard J. Harrington, President and Chief Executive Officer, The Thomson Corporation; William Curt Hunter, Dean and Distinguished Professor of Finance, University of Connecticut School of Business; and Stephen Robert, Chairman, Robert Capital Management. These new directors will bring the benefit of strong financial expertise and diverse business backgrounds that will serve shareholders well and complement the strong talent of our Board. The proposed slate of directors includes 10 independent directors and one employee director. Two of our directors are not standing for reelection. Yotaro Kobayashi, who reached his 70th birthday in 2003, is retiring from the Board under the Board’s retirement policy and due to an increase in the time required for her other responsibilities, Antonia Ax:son Johnson will not stand for reelection. We are deeply grateful for their many contributions to our company.

It is important that your shares be represented and voted at the Annual Meeting, regardless of whether or not you plan to attend in person. You are therefore urged to vote your shares using one of the methods described in the following pages. Voting instructions are set forth in the accompanying voting instruction and proxy card.

For the Board of Directors,

Anne M. Mulcahy
Chairman and Chief Executive Officer

Notice of Annual Shareholders’ Meeting

Date and Time:	Thursday, May 20, 2004 at 10:00 a.m.
Location:	Park Hyatt Philadelphia at the Bellevue, Broad and Walnut Streets, Philadelphia, Pennsylvania
Purpose:
Election of 11 Directors
Ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the year 2004
Vote on adoption of the 2004 Performance Incentive Plan
Vote on adoption of the 2004 Equity Compensation Plan for Non-Employee Directors

Record Date:	March 23, 2004—You are eligible to vote if you were a shareholder of record on this date.
Proxy Voting:	(1) Telephone (2) Internet (3) Proxy Card Please review the accompanying proxy card for voting instructions.
Importance of Vote:	Whether or not you plan to attend, please submit a proxy as soon as possible to insure that your shares are represented.

By order of the Board of Directors,

Leslie F. Varon
Secretary

April 2, 2004

TABLE OF CONTENTS

GENERAL	4
The Meeting	4
Shares Entitled to Vote	4
Proxy Voting and Quorum	4
Choices in Voting	4
ESOP Voting Instruction	4
Required Vote	5
PROPOSAL 1—ELECTION OF DIRECTORS	5
Corporate Governance	5
Committee Functions, Membership and Meetings	6
Audit Committee	6
Corporate Governance Committee	6
Compensation Committee	7
Finance Committee	7
Attendance and Compensation of Directors	7
Summary of Director Annual Compensation	8
Terms Used in Biographies	9
Biographies	10
Ownership of Company Securities	13
Executive Compensation	15
Report of the Compensation Committee of the Board of Directors	15
Summary Compensation Table	20
Option Grants	21
Option Exercises/Year-End Values	22
Retirement Plans	22
Certain Transactions	23
Equity Compensation Plan Information	24
Litigation	26
Indemnification Actions	26
Five-Year Performance Comparison	27
Directors and Officers Liability Insurance and Indemnity	27
Section 16(a) Beneficial Ownership Reporting Compliance	28
Board of Directors Recommendation	28
PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	28
Principal Auditor Fees and Services	28
Audit Committee Report	28
Board of Directors Recommendation	29
PROPOSAL 3—2004 PERFORMANCE INCENTIVE PLAN	29
Background	29
Shares Under the Plan	30
Administration of the Plan	31
Eligibility	31
Types of Awards	32
Additional Information Applicable to Certain Performance-Based Awards	33
Change in Control	33
Federal Tax Aspects of the 2004 Plan	34
Additional Information	34
Board of Directors Recommendation	34

PROPOSAL 4—2004 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS	35
Background	35
Shares Subject to the Plan	35
Administration of the 2004 Non-Employee Director Plan	35
Eligibility	36
Types of Awards	36
Change in Control	37
Federal Tax Aspects of the 2004 Non-Employee Director Plan	37
Additional Information	38
Board of Directors Recommendation	38
OTHER MATTERS	38
Other Actions at Meeting	38
Information about this Solicitation of Proxies	38
Confidential Voting	38
Shareholder Communication with Members of the Board	38
Board Members’ Attendance at Annual Meeting	38
Multiple Shareholders Having the Same Address	39
Availability of Additional Information	39
REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS	39
Shareholder Proposals for 2005 Meeting	39
Corporate Governance Committee Director Nomination Process	39
EXHIBITS	41
Exhibit I — Corporate Governance Guidelines	41
Exhibit II — Audit Committee Charter	47
Exhibit III — Compensation Committee Charter	52
Exhibit IV — Corporate Governance Committee Charter	54
Exhibit V — 2004 Performance Incentive Plan	57
Exhibit VI — 2004 Equity Compensation Plan for Non-Employee Directors	64

PROXY STATEMENT

GENERAL
The Meeting

The Board of Directors of Xerox Corporation (Xerox, the Company, we or us) is requesting your proxy for the Annual Meeting of Shareholders on May 20, 2004 beginning at 10:00 a.m., and any adjournments thereof. The meeting will be held at the Park Hyatt Philadelphia at the Bellevue, Broad and Walnut Streets, Philadelphia, Pennsylvania.

Shares Entitled to Vote

Holders of record of the Company’s Common Stock, par value $1 per share (Common Stock) and Series B Convertible Preferred Stock (Preferred Stock) as of the close of business on March 23, 2004 are entitled to vote. On that date there were 800,004,957 shares of Common Stock and 6,259,151 shares of Series B Convertible Preferred Stock outstanding. At the meeting each share of Common Stock is entitled to one vote on each proposal and each share of Series B Convertible Preferred Stock is entitled to six votes on each proposal.

Proxy Voting and Quorum

Shareholders of record may vote their proxies by telephone, Internet or mail. By using your proxy to vote in one of these ways, you authorize the three directors whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum.

If you attend the meeting, you may of course vote by ballot. If you are not present, your shares can be voted only when represented by a properly submitted proxy.

You may revoke or change your proxy at any time before it is exercised, either in writing to the Secretary of the Company, or through the Internet or by telephone voting.

Choices in Voting

You have several choices in completing your voting.

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either vote FOR all the directors or withhold your vote on all or certain of the directors.

•	You may indicate a preference to abstain on any other proposal, in which case no vote will be recorded.

•	You may submit a proxy without indicating your voting preferences, in which case the proxies will vote your shares:

—	for election of the directors nominated by the Board of Directors,

—	for ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year 2004,

—	for adoption of the 2004 Performance Incentive Plan and

—	for adoption of the 2004 Equity Compensation Plan for Non-Employee Directors.

ESOP Voting Instruction

Participants in the Company’s Employee Stock Ownership Plan can instruct State Street Bank and Trust Company as Trustee of the Plan by telephone, Internet or mail how to vote. No matter which method is used, the instructions are confidential and will not be disclosed to the Company. By using the voting instruction in one of these ways, you instruct the Trustee to vote the shares allocated to your Stock Account. You also authorize the Trustee to vote a proportion of the shares held in the ESOP Trust for which no instructions have been received.

Required Vote

A plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required to ratify the selection of PricewaterhouseCoopers LLP (PwC) as independent auditors for the year 2004, approve adoption of the 2004 Performance Incentive Plan and approve adoption of the 2004 Equity Compensation Plan for Non-Employee Directors. Under the law of New York, the Company’s state of incorporation, only votes cast “for” the election of directors or those cast “for” or “against” any other proposal will be counted in determining whether a nominee for director has been elected, the selection of PwC has been ratified, the adoption of the 2004 Performance Incentive Plan or the adoption of the 2004 Equity Compensation Plan for Non-Employee Directors has been approved. Abstentions, broker non-votes and votes withheld are not treated as votes cast at the meeting for such purpose.

Proposal 1—Election of Directors

Shareholders annually elect directors to serve for one year and until their successors have been elected and shall have qualified. The eleven persons whose biographies appear on pages 10 through 13 have been proposed by the Board of Directors based on a recommendation by the Corporate Governance Committee of the Board of Directors, none of whose members is an officer of the Company.

Ten of the eleven nominees are neither employees nor former employees of Xerox, its subsidiaries or associated companies and have been deemed independent by the Board. These Board members bring to us valuable experience from a variety of fields.

If for any reason, which the Board of Directors does not expect, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute proposed by the Board of Directors.

Corporate Governance

During 2003 we further enhanced our corporate governance policies and procedures. In 2002 the Board adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics For Members of the Board of Directors and new charters for all Committees. The Corporate Governance Committee was created with greatly expanded responsibilities in place of the former Nominating Committee. In 2003 the Board eliminated the Executive Commmittee and the Company adopted a revised Finance Code of Conduct which is a code of ethics that applies to the Company’s principal executive officer, principal financial officer and principal accounting officer, among others. The Corporate Governance Guidelines and the charters of the Audit, Compensation and Corporate Governance Committees are attached to this proxy statement as Exhibits I, II, III and IV. The Corporate Governance Guidelines, the charters of the Audit, Compensation, Corporate Governance and Finance Committees, the Code of Business Conduct and Ethics For Members of the Board of Directors and the Finance Code of Conduct can be found on our website at http://www.xerox.com/investor and then clicking on Corporate Governance. We believe that as a result of these actions we are in compliance with the relevant provisions of the Sarbanes-Oxley Act of 2002 and the new Corporate Governance Rules of the New York Stock Exchange (“NYSE Rules”).

Under our Corporate Governance Guidelines each regularly scheduled Board meeting includes an executive session of all directors with the CEO and, a separate executive session of just the independent directors. The Chairmen of the Corporate Governance Committee and the Compensation Committee rotate responsibility to preside over non-management executive sessions and are responsible for providing appropriate feedback to the CEO.

The NYSE Rules permit a listed company to adopt a percentage test for determining that a director’s relationship is immaterial for determining independence. The test adopted by our Board is contained in our Corporate Governance Guidelines. Members of the Xerox Board of Directors will be considered “independent” if the sales to, and buys from, Xerox are less than one percent of the revenues of companies they serve as officers, partners or of counsel. If Xerox borrows from the other entity the amount must represent less than one percent of our consolidated assets or those of the other entity. Moreover, if a Xerox Director serves as an officer or director of a charitable organization, the Xerox director will be considered “independent”, if Xerox donates less than five percent of that organization’s chartiable receipts.

Our Board has determined that based upon this standard and a review of any other relationships, all of the nominees for election as directors are independent under the NYSE Rules, with the exception of Anne M. Mulcahy, our Chairman and Chief Executive Officer. As a result, 91% of the proposed members of our Board are independent.

Set forth below is a list of the Committees of our Board, the number of meetings held and a summary of the responsibilities of each Committee and its membership.

Committee Functions, Membership and Meetings

Our Board of Directors has four standing committees: Audit, Corporate Governance, Compensation and Finance. In December 2003 the Board eliminated the Executive Committee which had not met in 2003 and previously had all the authority of the Board of Directors, except with respect to certain matters that could not be delegated by the Board. Here is a description of each Committee, the number of meetings held during 2003 and its membership:

Audit Committee (15 meetings)

Reference is made to a complete copy of the charter of the Audit Committee which is attached to this Proxy Statement as Exhibit II and is posted on the Company’s website as described above. Responsibility:

•	oversight of the integrity of the Company’s financial statements,

•	Company’s compliance with legal and regulatory requirements,

•	independent auditors’ qualifications and independence,

•	performance of the Company’s independent auditors and the internal audit function and

•	Company’s code of business conduct and ethics.

The Committee is also responsible for the preparation of the audit committee report required by the Rules of the Securities and Exchange Commission (SEC) to be included in the Company’s annual proxy statement.

Consistent with the foregoing, a Report of the Audit Committee appears on pages 28-29 under “Audit Committee Report.”

Members: Antonia Ax:son Johnson, Richard J. Harrington, William Curt Hunter, Hilmar Kopper, N. J. Nicholas, Jr., and John E. Pepper, all non-employee directors.

Chairman: Mr. Pepper

The Board of Directors has determined that all of the members of the Audit Committee are independent as defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the NYSE Rules.

The Board of Directors has determined that the following members of the Audit Committee are “audit committee financial experts” within the meaning of Item 401(h) of Regulation S-K issued by the SEC: Richard J. Harrington, William Curt Hunter, Hilmar Kopper, N. J. Nicholas, Jr. and John E. Pepper. Such members are also “independent” as that term is used in Item 7(d)(3)(iv) of the SEC’s Proxy Regulations. The SEC has determined that the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and the Board of Directors in the absence of such identification.

Corporate Governance Committee (5 meetings)

Reference is made to a complete copy of the charter of the Corporate Governance Committee which is attached to this Proxy Statement as Exhibit IV and is posted on the Company’s website as described above. Responsibility:

•	identify and recommend to the Board individuals to serve as directors of the Company and on committees of the Board,

•	advise the Board regarding composition, procedures and committees,

•	develop and recommend to the Board and annually review a set of corporate governance principles applicable to the Company,

•	evaluate and recommend director compensation to the Board, and

•	oversee the annual Board and Committee evaluation processes.

The Committee recommends to the Board of Directors nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: Vernon E. Jordan, Jr., Ralph S. Larsen and N. J. Nicholas, Jr., all non-employee directors.

Chairman: Mr. Jordan

The Board of Directors has determined that all of the members of the Corporate Governance Committee are independent as defined in the NYSE Rules.

Compensation Committee (6 meetings)

Reference is made to a complete copy of the charter of the Compensation Committee which is attached to this Proxy Statement as Exhibit III and is posted on the Company’s website as described above. Responsibility:

•	recommend to the Board of Directors the remuneration arrangements for senior management of the Company including the adoption of compensation plans in which senior management is eligible to participate and the granting of benefits under any such plans;

•	consult with the Chief Executive Officer and advise the Board with respect to senior management succession planning;

•	review and approve performance goals and objectives with respect to the compensation of the Chief Executive Officer and all other officers consistent with approved compensation plans; and

•	oversee the performance evaluation of the Chief Executive Officer and all other officers against approved goals and objectives.

Members: Antonia Ax:son Johnson, Ralph S. Larsen and John E. Pepper, all non-employee directors.

Chairman: Mr. Larsen

The Board of Directors has determined that all of the members of the Compensation Committee are independent as defined in the NYSE Rules.

Finance Committee (5 meetings)

Reference is made to a complete copy of the charter of the Finance Committee which is posted on the Company’s website as described above. Responsibility:

•	oversee the investment management of the Company’s employee savings and retirement plans; and

•	review the Company’s asset mix, capital structure and strategies, financing strategies, insurance coverage and dividend policy.

Members: Vernon E. Jordan, Jr., Hilmar Kopper, N. J. Nicholas, Jr., Ann N. Reese and Stephen Robert, all non-employee directors.

Chairman: Mr. Nicholas

The Board of Directors has determined that all of the members of the Finance Committee are independent as defined in the NYSE Rules.

Attendance and Compensation of Directors

Attendance: 13 meetings of the Board of Directors and 31 meetings of the Board committees were held in 2003. All incumbent directors attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees on which they served.

We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Summary of Director Annual Compensation

The compensation of directors during 2003 was as follows:

Cash	$40,000
Committee Meetings	$1,500 (for each meeting attended which is not held in connection with a regular Board meeting)
Commitment of Time Outside Meetings	$1,500 per activity*
Committee Chairmen	$10,000 (per year for non-employee Chairmen of Board Committees)
Restricted Stock	$25,000 (number of shares based upon market value at time fee is payable-quarterly)
Options	5,000 options
Expenses	Out-of-pocket expenses in connection with service

*	Applied only to commitment of a significant amount of time on substantive matters including informal meetings of the Board or a Committee on days when there is no formal meeting of the Board or such Committee. Payment of such fees were subject to prior approval by the Chairman of the Compensation Committee except in the case of the Chairman of such Committee which must be approved by a majority of the members of the Compensation Committee.

Eligibility: Directors who are our employees receive no compensation for service as a director. Directors who are employees of subsidiary companies are not eligible to receive stock option awards.

Options: Issued at the fair market value on date of grant (generally on the date of the annual meeting of shareholders). The options vest over a three year period. Upon the occurrence of a change in control, as defined, all outstanding options become exercisable.

Restricted Stock: The number of shares issued is based on the market value at the time the fee is payable, which is in quarterly installments. The shares held by directors under this Plan are included in the Xerox securities owned shown in the biographies of the directors beginning on page 10. The shares may not be sold or transferred except upon death, retirement, disability, change in control or termination as a director with the consent of the majority of the Board.

The Board of Directors has significantly revised and simplified the compensation arrangements effective January 1, 2004. As summarized below, this includes changes in cash compensation, elimination of committee meeting fees and fees for outside meeting time commitments. In addition the Board has eliminated stock options and restricted shares under the existing Non-Employee Director Stock Option Plan and the Restricted Stock Plan For Directors and is proposing granting Deferred Stock Units which vest one year following a director’s termination of service on the Board. The revisions also recognize the increased time commitment of the committee chairmen and the members of the Audit Committee. The new compensation arrangements were recommended by Frederic W. Cook & Co., Inc., independent consultant to the Corporate Governance Committee, based upon relevant benchmarks and was approved by the Committee.

Assuming shareholder approval of the 2004 Equity Compensation Plan For Non-Employee Directors at this meeting, or any adjournment thereof, the compensation for directors during 2004 will be:

	Cash	Deferred Stock Units*
Board Fees	$65,000	$65,000
Committee Chairman Fees
-Audit	$15,000	$15,000
-Compensation	$10,000	$10,000
-Corporate Governance	$7,500	$7,500
-Finance	$7,500	$7,500

Audit Committee Members	$5,000	$5,000
Expenses	Out-of-pocket expenses in connection with service

*	The number of Deferred Stock Units will depend upon the price per share of the Company’s Common Stock on the effective date of the awards.

If shareholders do not approve the 2004 Equity Compensation Plan For Non-Employee Directors restricted stock and stock options would be awarded to the members of the Board as in the past.

Terms Used in Biographies

To help you consider the nominees, we provide summary biographical information. Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company’s Common Stock, including restricted shares of Common Stock issued under the Restricted Stock Plan For Directors and Series B Convertible Preferred Stock. Series B shares are owned through the individual’s account in the Xerox Employee Stock Ownership Plan. None of the nominees owns any of the Company’s other securities.

Options/Rights is the number of the Company’s shares of Common Stock subject to stock options and incentive stock rights held by a nominee.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. This means he or she has or shares voting power and/or investment power with respect to the securities, even though another name—that of a broker, for example—appears in the Company’s records. All ownership figures are as of March 15, 2004.

For information on compensation for officers, see the Executive Compensation section starting on page 15.

Glenn A. Britt
Age: 55   Director since: 2004
Xerox securities owned: none
Options/Rights: none
Occupation: Chairman and Chief Executive Officer, Time Warner Cable
Education: AB, Dartmouth University; MBA, Amos Tuck School of Business Administration
Other Directorships: Time Warner Telecom Inc.

Other Background: Joined Time Inc. in 1972. Elected Vice President of Time Inc in 1986, Treasurer in 1986 and Vice President-Finance of Time Inc in 1988. Became Senior Vice President and Treasurer of Time Warner Inc. and then President and CEO of Timer Warner Cable Ventures. Appointed President of Time Warner Cable in 1999.

Richard J. Harrington
Age: 57   Director since: 2004
Xerox securities owned: 856 common shares
Options/Rights: none
Occupation: President and Chief Executive Officer, The Thomson Corporation
Education: BA, University of Rhode Island
Other Directorships: The Thomson Corporation

Other Background: Joined Thomson in 1982 and held a number of leadership positions including President and CEO of Thomson Newspapers: President and CEO of Thomson Professional Publishing; President and CEO of Mitchell International and President of Thomson & Thomson. Employed as a Certified Public Accountant for Arthur Young & Co for six years prior to joining Thomson. Member of the Audit Committee of Xerox.

William Curt Hunter
Age: 56   Director since: 2004
Xerox securities owned: Indirect interest in approximately 1,278 common shares through the Deferred Compensation Plan
Options/Rights: none
Occupation: Dean and Distinguished Professor Finance, University of Connecticut School of Business
Education: BA, Hampton University; MBA, Northwestern University; PhD, Northwestern University
Other Directorships: Nuveen Investments

Other Background: Joined the Federal Reserve Bank of Chicago in 1995 and most recently held the position of Senior Vice President and Director of Research. Member of the Bank’s management committee, served as the Bank’s chief economic advisor and oversaw the Statistical Reports and Consumer and Community Affairs units. Also served as Associate Economist on the Federal Open Market Committee, the Federal Reserve System’s primary monetary policy group. US Treasury advisor to the Bulgarian National Bank. Held faculty positions at University of Georgia, Atlanta University, Emory University, Chicago State University and Northwestern University. Member of the Audit Committee of Xerox.

Vernon E. Jordan, Jr.
Age: 68   Director since: 1974
Xerox securities owned: 40,019 common shares and an indirect interest in approximately 6,724 common shares through the Deferred Compensation Plan
Options/Rights: 40,000 common shares
Occupation: Senior Managing Director, Lazard Freres & Co. LLC; Of Counsel, Akin, Gump, Strauss, Hauer & Feld, LLP
Education: BA, DePauw University; JD, Howard University Law School
Other Directorships: America Online Latin America, Inc.; American Express Company; Asbury Automotive Group; Dow Jones & Co., Inc.; J.C. Penney Company, Inc.; and Sara Lee Corporation

Other Background: Joined Lazard Freres & Co. LLC in January 2000. Became a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld in 1982, following ten years as President of the National Urban League, Inc. Member of the Bar of Arkansas, Georgia and the District of Columbia as well as the U.S. Supreme Court Bar. Member of the Council on Foreign Relations, The American Law Institute, the American Bar Association, the National Bar Association and the Bilderberg Meetings. Chairman of the Corporate Governance Committee and member of the Finance Committee of Xerox.

Hilmar Kopper
Age: 69   Director since: 1991
Xerox securities owned: 37,452 common shares
Options/Rights: 35,050 common shares
Occupation: Former Chairman and Chief Executive Officer, Deutsche BankAG
Education: High school diploma
Other Directorships: DaimlerChrysler AG; Unilever NV

Other Background: Apprenticeship with Rheinisch-Westfalischen Bank AG in Cologne, 1954. Management trainee at J. Henry Schroder Banking Corporation, New York. Foreign Department, Deutsche Bank’s Central Office in Dusseldorf and Manager, Leverkusen branch, 1969. Appointed to the Board of Managing Directors of Deutsche Bank subsidiary European Asian Bank AG in Hamburg, 1972. Executive Vice President, Deutsche Bank AG, 1975; and Member of the Board of Managing Directors, Deutsche Bank AG, 1977. Spokesman of the Board of Managing Directors, December 1989 to May 1997. Member of the Audit and Finance Committees of Xerox.

Ralph S. Larsen
Age: 65   Director since: 1990
Xerox securities owned: 33,689 common shares and an indirect interest in approximately 47,479 common shares through the Deferred Compensation Plan
Options/Rights: 40,000 common shares
Occupation: Former Chairman and Chief Executive Officer, Johnson & Johnson
Education: BBA, Hofstra University
Other Directorships: AT&T Wireless; General Electric

Other Background: Joined Johnson & Johnson in 1962, was named Vice President of Marketing, McNeil Consumer Products Company in 1980. President of Becton Dickinson’s Consumer Products Division, 1981 to 1983. Returned to Johnson & Johnson as President of its Chicopee subsidiary in 1983. Named a company Group Chairman in 1986, and Chairman of the Board and Chief Executive Officer in 1989. Retired in 2002. Served two years in the U.S. Navy. Chairman of the Compensation Committee of ATT Wireless; Member of the Nominating & Corporate Governance and Management Development & Compensation Committees of General Electric. Chairman of the Compensation Committee and member of the Corporate Governance Committee of Xerox.

Anne M. Mulcahy
Age: 51   Director since: 2000
Xerox securities owned: 587,446 common shares; 75,000 common shares held indirectly in a GRAT; 750 Series B Convertible Preferred shares and an indirect interest in approximately 35,847 shares through the Deferred Compensation Plan; immediate family owns 47 Series B Preferred Shares
Options/Rights: 5,277,048 common shares
Occupation: Chairman and Chief Executive Officer, Xerox Corporation
Education: BA, Marymount College
Other Directorships: Target Corporation; Fannie Mae

Other Background: Joined Xerox in 1976 as a sales representative and held various sales and senior management positions. Named Vice President for Human Resources in 1992; Senior Vice President in 1998; and Executive Vice President in 1999. Elected President and Chief Operating Officer in May 2000, Chief Executive Officer in August 2001 and assumed the additional role of Chairman on January 1, 2002.

N. J. Nicholas, Jr.
Age: 64   Director since: 1987
Xerox securities owned: 106,700 common shares and an indirect interest in approximately 50,732 common shares through the Deferred Compensation Plan; immediate family owns 1,400 shares
Options/Rights: 40,000 common shares
Occupation: Investor
Education: BA, Princeton University; MBA, Harvard University Graduate School of Business Administration
Other Directorships: Boston Scientific Corporation

Other Background: President of Time, Inc. from 1986 to 1990 and President and Co-Chief Executive Officer, Time-Warner Inc. from 1990 to 1992. Former member of the President’s Advisory Committee on Trade Policy and Negotiations and the President’s Commission on Environmental Quality. Chairman of the Trustees of Environmental Defense. Chairman of the Finance Committee and member of the Audit and Corporate Governance Committees of Xerox.

John E. Pepper
Age: 65   Director since: 1990
Xerox securities owned: 46,729 common shares; 24,000 common shares held indirectly in a GRAT and an indirect interest in approximately 5,842 common shares through the Deferred Compensation Plan; immediate family holds 24,000 common shares indirectly in a GRAT
Options/Rights: 40,000 common shares
Occupation: Vice President Finance and Administration, Yale University; Retired Chairman and Chief Executive Officer, The Procter & Gamble Company
Education: BA, Yale University
Other Directorships: Boston Scientific Corporation; Motorola, Inc.

Other Background: Joined Procter & Gamble in 1963. Named Executive Vice President and elected to the Board of Directors in 1984, named President in 1986, Chairman and Chief Executive in 1995, Chairman in 1999, retired as an active employee in September 1999, and re-elected Chairman of the Board in June 2000. Served three years in the U.S. Navy. Chairman of the Audit Committee and member of the Compensation Committee of Xerox.

Ann N. Reese
Age: 51
Xerox securities owned: 6,654
Options/Rights: 5,000
Occupation: Executive Director, Center for Adoption Policy Studies
Education: BA, University of Pennsylvania; MBA, New York University Graduate School of Business
Other Directorships: JAFRA Cosmetics International; Jones Apparel Group; KMart Holdings

Other Background: Co-founded the Center for Adoption Policy Studies in 2001. Principal, Clayton, Dubilier & Rice, 1999-2000. Executive Vice President and Chief Financial Officer, ITT Corporation, 1995-1998; Treasurer, ITT Corporation, 1992-1995; Assistant Treasurer, ITT Corporation, 1987-1992. Member of the Xerox Finance Committee.

Stephen Robert
Age: 63
Xerox securities owned: 44,500 common shares and an indirect interest in approximately 2,373 common shares through the Deferred Compensation Plan
Options/Rights: None
Occupation: Chancellor, Brown University; Chairman, Robert Capital Management LLC
Education: BA, Brown University
Other Directorships: None

Other Background: Joined Oppenheimer & Co. in 1968 as a portfolio manager of the Oppenheimer Fund. Became a partner in 1970 and a member of the Executive Committee and Director of Research in 1977. In 1979 became President and in 1983 assumed the role of Chairman and CEO. Led the team which returned Oppenheimer to private ownership through a management buy-out. Member of the Xerox Finance Committee.

Ownership of Company Securities

We do not know of any person who, or group which, owns beneficially more than 5% of any class of the Company’s equity securities as of December 31, 2003, except as set forth below(1).

Title of Class	Name and Address of Beneficial Owner	Amount Beneficially Owned of Class		Percent of Class
Series B Convertible Preferred Stock(2)	State Street Bank and Trust Company, as Trustee 225 Franklin Street Boston, MA 02110(3)	6,380,156		100%
Common Stock	Dodge & Cox One Sansome Street, 35th Floor San Francisco, CA 94104	102,784,557	(4)	13.0%
Common Stock	State Street Bank and Trust Company, as Trustee under other plans and accounts 225 Franklin Street Boston, MA 02110	87,133,090	(5)	10.5	%(6)
Common Stock	Brandes Investment Partners, LLC 11988 El Camino Real, Suite 500 San Diego, CA 92130	55,458,189	(7)	7.0%

Title of Class	Name and Address of Beneficial Owner	Amount Beneficially Owned of Class		Percent of Class
Common Stock	Putnam, LLC d/b/a Putnam Investments (9) One Post Office Square Boston, Massachusetts 02109	52,017,324.5	(8)	6.4%
Common Stock	Lord, Abbett & Co. 90 Hudson Street Jersey City, NJ 07302	44,414,441	(9)	5.6%
Common Stock	Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60602-3790	44,549,358	(10)	5.6%

(1)	The words “group” and “beneficial” are as defined in regulations issued by the Securities and Exchange Commission (SEC). Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the Form 13G filed by the named entity with the SEC. All of the firms named in the table, other than State Street Bank and Trust Company, are registered investment advisers under the Investment Advisers Act of 1940, as amended.

(2)	These shares have equal voting rights with the Common Stock except that each share of Preferred Stock has six votes per share.

(3)	Held as Trustee under the Xerox Employee Stock Ownership Plan. Each participant may direct the Trustee as to the manner in which shares allocated to his or her account shall be voted. The Trust Agreement provides that the Trustee shall vote any shares allocated to participants’ accounts as to which it has not received voting instructions in the same proportions as shares in participants’ accounts as to which voting instructions are received. Shares which have not been allocated are voted in the same proportion. The power to dispose of shares is governed by the terms of the Plan and elections made by participants.

(4)	Within the total reported, as to certain of the shares, Dodge & Cox has sole voting power for 95,846,557 shares, shared voting power for 1,203,800 shares, sole dispositive power for 102,784,557 shares and no shared dispositive power for any of the shares.

(5)	Within this total as to certain of the shares, State Street Bank and Trust Company has sole voting power for 20,407,723 shares, shared voting power for 64,710,072 shares, sole dispositive power for 22,404,969 shares and shared dispositive power for 64,728,121 shares.

(6)	Percentage based upon assumption that all Series B Convertible Preferred Stock were converted into 38,280,936 shares of Common Stock.

(7)	Brandes Investment Partners, LLC and its affiliate companies and partners own these shares in aggregate and have shared voting power for 42,721,347 shares and shared dispositive power for 55,458,189 shares, and have no sole voting or dispositive power for any of the shares.

(8)	Putnam, LLC d/b/a Putnam Investments and its affiliate companies own these shares in aggregate and have shared voting power for 4,450,830.52 shares and shared dispositive power for 52,017,324.5 shares, and have no sole voting or dispositive power for any of the shares.

(9)	Lord, Abbett & Co. has sole voting and sole dispositive power over all of the shares reported.

(10)	Within the total reported, as to certain of the shares, Harris Associates L.P. and Harris Associates Inc. have shared voting power for 44,549,358 shares, sole dispositive power for 21,672,258 shares and shared dispositive power for 22,877,100 shares.

Shares of Common Stock and Series B Convertible Preferred Stock (converted to Common Stock at a ratio of six to one) of the Company owned beneficially by its directors and nominees for director, each of the current executive officers named in the Summary Compensation Table below and directors and all current officers as a group, as of March 15, 2004, were as follows:

Name of Beneficial Owner	Amount Beneficially Owned	Total Stock Interest
Glenn A. Britt	—	—
Ursula M. Burns	584,212	1,214,207
James A. Firestone	759,806	1,229,553
Richard H. Harrington	856	856
William Curt Hunter	—	1,278
Antonia Ax:son Johnson	48,703	81,178
Vernon E. Jordan, Jr.	75,018	86,743
Yotaro Kobayashi	75,667	80,668
Hilmar Kopper	67,501	72,502
Ralph S. Larsen	68,688	121,168
Michael C. Mac Donald	328,947	692,186
Anne M. Mulcahy	2,964,592	5,979,840
N. J. Nicholas, Jr.	143,099	198,832
John E. Pepper	129,728	140,571
Ann N. Reese	8,320	11,654
Stephen Robert	44,500	46,873
Lawrence A. Zimmerman	255,475	766,642
Directors and All Officers as a group	11,353,062	21,384,625

Percent Owned by Directors and Officers: Less than 1% of the aggregate number of shares of Common Stock and Series B Stock outstanding at March 15, 2004 is owned by each director and officer. The amount beneficially owned by all directors and officers as a group amounted to approximately 1%.

Amount Beneficially Owned: The numbers shown are the shares of Common Stock considered owned by the directors and officers in accordance with SEC rules. Shares of Common Stock which officers and directors had a right, within 60 days, to acquire upon the exercise of options or rights are included. Shares held in a GRAT or by family members are also included. All these are counted as outstanding for purposes of computing the percentage of Common Stock and Series B Stock outstanding and beneficially owned.

Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column plus options held by officers not exercisable within 60 days, incentive stock units and restricted shares. The numbers also include the interests of officers and directors in the Xerox Stock Fund under the Profit Sharing and Savings Plan and the Deferred Compensation Plans.

Executive Compensation

Report of the Compensation Committee of the Board of Directors

Our report covers the following topics:

•	Purpose of the Compensation Committee

•	Actions Taken by the Committee in 2003

•	Policy Regarding Tax Deductibility of Executive Compensation

•	Chief Executive Officer Compensation

•	2004 Performance Incentive Plan

•	Closing Statement

Purpose of the Compensation Committee

The Board of Directors created the Compensation Committee (the “Committee”) to fulfill the Board’s responsibilities relating to compensation of the Company’s officers. Specific Committee responsibilities include reviewing and recommending to the Board of Directors performance goals of the Chief Executive Officer and approving performance goals for all other officers, overseeing the performance evaluation of all officers, reviewing and approving executive compensation plans, setting the compensation for the Chief Executive Officer and all other officers, and consulting with the Chief Executive Officer and the Board on management succession. The Committee’s full Charter is included as Exhibit III and is also available on the Company’s website.

The Committee is comprised of three independent directors.

Actions Taken by the Committee in 2003

In connection with our duties, the Committee met six times during 2003.

The Company’s executive compensation policies, plans and programs provide competitive levels of compensation that align pay with the Company’s annual and long-term performance objectives. They also support the Company objectives of attracting, motivating and retaining high-performing executives and allowing for recognition of superior corporate and individual achievement.

To meet compensation policy objectives, we reviewed Xerox executive officer compensation and compared it to relevant external data. The Committee reviewed the reported compensation data of firms that were part of the Business Week Computers and Peripherals Industry Group. The Committee also reviewed a broader group of organizations with which the Company is likely to compete for executive expertise as well as companies of similar size and scope. The latter group includes global companies in technology, office equipment and other related industries.

During 2003, the Company continued to make substantial progress in its business turnaround, reflected by significantly improved cash flow, increased sales of new equipment, and continued disciplined cost and expense management, which resulted in growth of total shareholder return of over 70% for the calendar year. Based on this performance, the Company ranked in the top quartile in total shareholder return in 2003 and in the top quartile over the past three years when compared to the latter group mentioned above.

The Committee set base salaries taking into account competitive data and each executive’s performance. In addition, a substantial portion of each executive officer’s total compensation, generally two-thirds or more, is at risk and variable from year to year.

Goals for the Company in 2003 focused on Financial and Leadership Effectiveness. Financial goals emphasized improved revenue, earnings per share, cash flow from operations and reduction in accounts receivables and inventory levels. Leadership Effectiveness goals concentrated on effective development and communication of the Company’s strategy and execution of short and long-term business plans. Key to achievement of these goals was the continued retention and commitment of the senior management team. The principal pay programs for officers in 2003 are briefly described below:

Annual Performance Incentive Plan (APIP): Under APIP, executive officers of the Company are eligible to receive performance-related cash payments if Committee-established annual performance objectives are met. We approved an annual incentive target and maximum opportunity for 2003, expressed as a percentage of base salary, for each participating officer.

The Committee also set overall threshold, target and maximum measures of performance for the 2003 APIP. The performance measures and weightings for 2003 were revenue (30%), earnings per share (40%), cash flow from operations (15%) and accounts receivable (15%). Additional goals for each officer addressed business-unit specific and/or individual performance goals and objectives, including new product launches and executing business turnarounds. The weightings associated with these additional performance goals vary. In addition, we approved a supplemental award opportunity equal to 100% of the APIP target bonus amount for select officers and other senior managers who have direct revenue generating responsibilities. The supplemental award was payable only if stretch revenue goals were exceeded and operating profit margin targets maintained. One officer received a supplemental award as described above because of the stellar revenue growth his unit delivered.

For 2003, the performance against the APIP goals was as follows: Revenue performance was below threshold, earnings per share performance was above target, cash flow from operations significantly exceeded maximum and accounts receivable performance exceeded target. Accordingly, the Committee approved APIP awards for 2003 to participating officers that on average were approximately 132% of target levels. Some individuals received higher or lower bonuses based on their individual and unit performance.

Base Salary Adjustments: After reviewing competitive data, we approved base salary adjustments for select officers. Certain executive officers received an additional adjustment to their base salary during 2003 as a result of new responsibilities and/or to address specific retention concerns. The approved adjustments averaged approximately 3.8% on an annualized basis.

Long-Term Incentive Awards: As previously disclosed, the Committee granted the final long-term incentive award under its Leveraged Executive Equity Plan (LEEP) effective January 1, 2003. LEEP was a three-year plan implemented beginning in 2000 for executive officers and other key executives. The primary goals of LEEP were to retain key leadership talent during the Company’s turnaround and to provide incentive opportunities aligned to restoring shareholder value.

LEEP consisted of three equal annual grants of stock options and restricted stock. Award levels provided competitive long-term incentive opportunities only if shareholder value increased. Stock options under LEEP vest fully after three years and remain exercisable for ten years following their date of grant. Restricted stock awarded under LEEP vested 100% one year from date of grant.

At our December 9, 2003 meeting, the Committee approved the new Executive Long-Term Incentive Program (E-LTIP) as the successor to the discontinued LEEP program described above. We approved awards made under E-LTIP to executive officers and other key leaders of the Company, effective January 1, 2004.

The objectives of E-LTIP are to:

•	Provide long-term incentives for the continuation of the Company’s return to greatness

•	Encourage ownership of stock by participating executives

•	Require retention of a meaningful portion of the shares of Company stock received by executives under E-LTIP

•	Provide strong market-competitive awards consistent with good governance practices

•	Provide a transition to future long-term incentives that may be awarded under the proposed 2004 Performance Incentive Plan.

Officers’ awards under E-LTIP reflect each executive’s leadership role within the Company. Award values under E-LTIP were delivered in equal parts of stock options and restricted stock units based on the fair market value on the effective date of grant.

Stock options awarded under E-LTIP were granted at the fair market value on the effective date of grant. They vest in three equal annual installments from the effective date of grant and remain exercisable for eight years from the effective date of grant.

Restricted stock units granted under E-LTIP vest in three equal annual installments from the effective date of grant, except for those granted to the Chairman and CEO which vest 100% after three years from the effective date of grant, except that the vesting can be accelerated by one-third if the Company achieves annual revenue growth. The restricted stock units are eligible for a voluntary deferral election.

Each participant of E-LTIP must satisfy a meaningful ownership requirement. For the Chairman and CEO, the ownership requirement is five times her base salary. For other officers, the ownership requirement is two times base salary. Non-officer participants in E-LTIP have an ownership requirement equal to their base salary. All awards under E-LTIP are subject to a mandatory holding requirement. As determined by the Committee, executives must retain 50% of the net shares for the later of one year, or until they achieve their ownership requirement.

The accompanying charts, tables, and footnotes present more information on the long-term incentive awards to the Named Officers.

All LEEP and E-LTIP long-term incentive awards were made under the Company’s 1991 Long-Term Incentive Plan.

Executive Life Insurance: Effective June 30, 2003, the Company terminated its Contributory Life Insurance Plan, a split-dollar plan, for all participating active employees. Effective July 1, 2003, a new plan, Xerox Universal Life Plan (XUL), was offered to eligible employees, including the Named Officers. Under XUL, participants receive company-paid life insurance equal to their death benefit under the prior program, or three times their base salary, whichever is greater. Executives are the sole owners of their XUL policies and are responsible for any taxes due from Company contributions.

Tax Settlement: The Compensation Committee approved that the Company provide one-time tax related reimbursements to certain officers in the aggregate amount of approximately $600,000 inclusive of interest.

Policy Regarding Tax Deductibility of Executive Compensation

It is the Company’s goal to have most compensation paid to its top officers qualify as tax deductible for federal tax purposes under Section 162(m) of the Internal Revenue Code. We believe it is appropriate to provide competitive compensation opportunities even though they may not be fully tax-deductible in any given year.

Certain compensation paid to Named Officers in 2003 does not meet the requirements of Section 162(m), most notably APIP awards for 2003 and the value of restricted stock awards that vested in 2003, to the extent that compensation exceeds $1 million for a Named Officer.

Chief Executive Officer Compensation

During the year, we took the following actions with respect to the compensation paid to Mrs. Mulcahy, Chairman and Chief Executive Officer of the Company.

Base Salary: Mrs. Mulcahy’s annualized base salary was increased to $1,100,000 effective February 1, 2003 and was further increased to $1,320,000 effective January 1, 2004.

2003 Bonus: Mrs. Mulcahy’s annual target bonus remained at 100% of base salary. Mrs. Mulcahy was awarded an annual bonus of $1,750,000, or 132% of target based on the Company’s overall results as discussed above under APIP.

Long-Term Incentives: On January 1, 2003, under the LEEP program described earlier, Mrs. Mulcahy received a stock option grant for 934,600 shares that will vest one-third each January 1 following the grant effective date, and a restricted stock award for 250,000 shares that vested on January 1, 2004. The fair market value at the time of these grants was $7.885 per share.

Effective on January 1, 2004, Mrs. Mulcahy received an award under E-LTIP as described earlier. Her E-LTIP award consisted of a stock option grant for 609,000 shares that will vest one-third each January 1 following the grant effective date, and a restricted stock unit award for 366,000 units that will vest on January 1, 2007. The fair market value at the time of these grants was $13.685 per share. The vesting of one-third of the restricted stock units will be accelerated in any year that revenue growth occurs, as determined by the Committee.

The Committee made these awards to provide the incentives necessary to retain Mrs. Mulcahy and to reward her for her outstanding contributions and leadership in significantly increasing the profitability and operating cash flow of the Company, improving confidence regarding the financial stewardship of the Company, and creating and maintaining the high morale and commitment of the Company’s employees during an extremely challenging phase of the Company’s history.

The accompanying charts and tables present detailed information on Mrs. Mulcahy’s compensation, as well as that of other highly compensated executives.

2004 Performance Incentive Plan

The Committee and the Board have approved the adoption of a new long-term incentive plan that is being submitted to shareholders. Subject to shareholder approval, the 2004 Performance Incentive Plan (the “2004 Plan” or “Plan”) will permit the Committee to grant equity and cash-based awards to any employee of the Company. If shareholders approve the Plan, no further awards may be granted under the Company’s 1991 Long-Term Incentive Plan, the 1998 Employee Stock Option Plan, the Xerox Mexicana, S.A. de C.V. Executive Rights Plans, the Xerox Canada Inc. Executive Rights Plan and the Xerox Executive Performance Incentive Plan. The Plan is described in greater detail under “Proposal 3 – Adoption of 2004 Performance Incentive Plan” on pages 29–34 of this proxy statement.

Closing Statement

The Committee and the Board are firm in their belief that the quality of Xerox’s leadership and the caliber and motivation of its management make a significant contribution to our performance and ability to create sustaining value for our shareholders. We believe our executive compensation programs are an important component of our ability to create competitive advantage for Xerox in light of global competition. Your approval of our new 2004 Performance Incentive Plan (Proposal 3 on the enclosed proxy card) is critical to our continuing ability to offer competitive and motivational equity incentives. We believe it is worthy of your support.

Ralph S. Larsen, Chairman
Antonia Ax:son Johnson
John E. Pepper

Summary Compensation Table

The Summary Compensation Table below provides certain compensation information for the Chief Executive Officer and the four most highly compensated key executive officers (Named Officers) serving at the end of the fiscal year ended December 31, 2003, for services rendered in all capacities during the fiscal years ended December 31, 2003, 2002, and 2001. The table includes the dollar value of base salary, bonus earned, option awards (shown in number of shares) and certain other compensation, whether paid or deferred.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Cash Bonus ($)(A)	Other Annual Compensation ($)(B)	Restricted Stock ($)(C)	Underlying Options/SARs (#)(D)	All Other Compensation ($)(E)
Anne M. Mulcahy	2003	1,091,667	1,750,000	170,738	2,012,500	934,600	27,253
Chief Executive Officer	2002	1,000,000	1,500,000	35,817	2,605,000	934,600	30,862
	2001	1,000,000	1,250,000	45,616	1,156,250	1,934,600	42,063
Lawrence A. Zimmerman	2003	500,000	485,100	22,746	402,500	187,000	9,294
Senior Vice President	2002	262,500	525,000	112,497	291,525	271,500	0
Ursula M. Burns	2003	500,000	485,100	23,307	644,000	280,400	12,653
Senior Vice President	2002	425,000	448,000	20,421	833,600	249,600	14,215
	2001	386,500	507,475	25,892	370,000	149,600	17,250
James A. Firestone	2003	450,000	432,400	20,095	402,500	187,000	15,391
Senior Vice President	2002	430,000	452,000	19,000	338,650	171,500	14,225
	2001	400,750	463,975	22,179	115,625	93,500	17,853
Michael C. Mac Donald	2003	440,000	571,600	32,984	322,000	149,600	15,732
Senior Vice President	2002	396,750	480,000	19,344	260,500	143,500	14,217
	2001	355,500	495,775	41,489	115,625	93,500	18,537

(A)	For 2003, the amount indicates payment of the annual incentive awards to all Named Officers. Included in this amount is 50% of a retention award to Michael C. Mac Donald paid in June 2003. See Certain Transactions for more information regarding this award. Cash bonuses paid for 2001 were for purposes of retention only and were not based on Company performance.

(B)	Other Annual Compensation includes executive expense allowance, dividend equivalents paid on outstanding incentive stock rights and restricted stock awards, perquisite compensation, tax-related reimbursements arising from prizes, relocation and/or international assignments and above-market interest credited on amounts of salary and compensation earned prior to 2001 that was deferred. For 2003, above market interest credited was as follows: Anne M. Mulcahy — $3,501, Ursula M. Burns — $540, and Michael C. Mac Donald — $316. For 2003, the amounts for Anne M. Mulcahy and Lawrence A. Zimmerman include tax related reimbursements of approximately $135,237 and $3,746 respectively; both amounts are inclusive of interest.

(C)	As discussed in the Report of the Compensation Committee of the Board of Directors, for 2003 this column reflects restricted stock awarded January 1, 2003 under LEEP. Restricted stock awarded under LEEP vested one year from the date of the grant. The number of restricted shares and units held by the Named Officers and their value as of December 31, 2003 (based on the closing market price on that date of $13.80) was as follows: Anne M. Mulcahy — 259,440 ($3,580,272), Lawrence A. Zimmerman — 50,000 ($690,000), Ursula M. Burns — 108,800 ($1,501,440), James A. Firestone — 58,580 ($808,404) and Michael C. Mac Donald — 40,000 ($552,000). This excludes the grants of restricted stock units made on January 1, 2004 under E-LTIP as follows: Anne M. Mulcahy — 366,000 ($5,008,710), Lawrence A. Zimmerman — 74,000 ($1,012,690), Ursula M. Burns — 83,000 ($1,135,855), James A. Firestone — 74,000 ($1,012,690), and Michael C. Mac Donald — 46,000 ($629,510). This also excludes a grant of 9,000 ($136,845) restricted stock units made under E-LTIP on February 12, 2004 to Michael C. Mac Donald. Restricted stock units granted under E-LTIP vest in three equal installments from the date of grant, except for those granted to Anne M. Mulcahy which vest 100% after three years from the date of grant, except that the vesting can be accelerated by one-third if the Company achieves annual revenue growth. All awards granted under E-LTIP are subject to a mandatory holding period. As determined by the Committee, executives must retain 50% of net shares for the later of one year, or until they achieve their required ownership level (see “Report of the Compensation Committee of the Board of Directors”).

(D)	This excludes the grants of stock options made effective on January 1, 2004 under E-LTIP as follows: Anne M. Mulcahy — 609,000, Lawrence A. Zimmerman — 122,000, Ursula M. Burns — 138,000, James A. Firestone — 122,000, and Michael C. Mac Donald — 77,000. This also excludes a grant of 15,000 stock options made under E-LTIP effective on February 12, 2004 to Michael C. Mac Donald. Stock options awarded under E-LTIP vest in three equal annual installments from the date of grant and remain exercisable for eight years from their date of grant. All awards granted under E-LTIP are subject to a mandatory holding period. As determined by the Committee, executives must retain 50% of net shares for the later of one year, or until they achieve their required ownership level (see “Report of the Compensation Committee of the Board of Directors”).

(E)	The amount shown in this column for 2003 consists of the Company match under the Company’s Savings Plans, for which substantially all U.S. employees are eligible, and Company-paid premiums for the Xerox Universal Life Plan as discussed in the Report of the Compensation Committee of the Board of Directors. These premium amounts are: Anne M. Mulcahy — $21,253, Lawrence A. Zimmerman — $3,294, Ursula M. Burns — $6,653, James A. Firestone — $9,391 and Michael C. Mac Donald — $9,732.

Option Grants

The following table sets forth information about awards of stock options to the Named Officers under the Company’s 1991 Plan effective during the fiscal year ended December 31, 2003. The amounts shown for potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation (5% and 10%) over the full ten-year term of the options, pursuant to SEC regulations. Based on a ten-year option term, this would result in stock price increases of 63% and 159% respectively or $12.844 and $20.452 for the options with the $7.885 exercise price. The amounts shown as potential realizable values for all shareholders represent the corresponding increases in the market value of 793,884,396 shares outstanding held by all shareholders as of December 31, 2003. Any gains to shareholders and the Named Officers will depend on future performance of the Common Stock of the Company as well as overall market conditions.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants (1) (2) (3)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Anne M. Mulcahy	934,600	3.22%	$7.8850	12/31/12	$4,634,526	$11,744,800
Lawrence A. Zimmerman	187,000	0.64%	$7.8850	12/31/12	$927,302	$2,349,965
Ursula M. Burns	280,400	0.97%	$7.8850	12/31/12	$1,390,457	$3,523,691
James A. Firestone	187,000	0.64%	$7.8850	12/31/12	$927,302	$2,349,965
Michael C. Mac Donald	149,600	0.52%	$7.8850	12/31/12	$741,842	$1,879,972
All Shareholders	N/A	N/A	N/A	N/A	$3,936,741,040	$9,976,474,726

(1)	Exercise price is based on fair market value on the effective date of the award. This excludes the grants of stock options made on January 1, 2004 under E-LTIP as follows: Anne M. Mulcahy — 609,000, Lawrence A. Zimmerman — 122,000, Ursula M. Burns — 138,000, James A. Firestone — 122,000, and Michael C. Mac Donald — 77,000. The exercise price of stock options granted under E-LTIP based on the fair market value on the effective date of grant is $13.685. This also excludes a grant of 15,000 stock options made under E-LTIP effective on February 12, 2004 to Michael C. Mac Donald, with an exercise price of $15.205, based on the fair market value on the effective date of grant. Stock options awarded under E-LTIP vest in three equal annual installments from the date of grant and remain exercisable for eight years from their date of grant. All awards granted under E-LTIP are subject to a mandatory holding period. As determined by the Committee, executives must retain 50% of net shares for the later of one year, or until they achieve their required ownership level (see “Report of the Compensation Committee of the Board of Directors”).

(2)	Options may be accelerated as a result of a change in control as described under “Option Surrender Rights”.

(3)	Exercisable one-third on each of the following dates: January 1, 2004; January 1, 2005; and January 1, 2006.

Option Exercises/ Year-End Values

The following table sets forth for each of the Named Officers the number of shares underlying options and SARs exercised during the fiscal year ended December 31, 2003, the value realized on exercise, the number of options/SARs unexercised at year-end and the value of unexercised in-the-money options/SARs at year-end.

AGGREGATE OPTION/ SAR EXERCISES IN THE LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/ SAR VALUE

			Number of Shares Underlying Unexercised Options/SARs at FY-End(#)		Value of Unexercised In-the- Money Options/SARs at FY-End($)(A)(B)
Name	Value of Shares Underlying Options/SARs Exercised(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Anne M. Mulcahy	0	$0	1,363,407	2,929,201	$6,601,384	$14,707,819
Lawrence A. Zimmerman	0	$0	40,500	418,000	$190,755	$2,172,610
Ursula M. Burns	0	$0	206,794	570,001	$1,056,669	$3,257,499
James A. Firestone	0	$0	475,690	399,167	$691,405	$2,059,247
Michael C. Mac Donald	0	$0	154,185	323,101	$660,416	$1,780,356

(A)	Excludes the grants of stock options made effective on January 1, 2004 under E-LTIP as follows: Anne M. Mulcahy — 609,000, Lawrence A. Zimmerman — 122,000, Ursula M. Burns — 138,000, James A. Firestone — 122,000, and Michael C. Mac Donald — 77,000. This also excludes a grant of 15,000 stock options made under E-LTIP effective on February 12, 2004 to Michael C. Mac Donald. All awards granted under E-LTIP are subject to a mandatory holding period. As determined by the Committee, executives must retain 50% of net shares for the later of one year, or until they achieve their required ownership level.

(B)	The value of unexercised options/SARs is based on the difference between the exercise price and the average of the high and low prices on December 31, 2003 of $13.685. Options/SARs may be accelerated as a result of a change in control as described under “Option Surrender Rights.”

Retirement Plans

Retirement benefits are provided to the executive officers of the Company including the Named Officers primarily under unfunded executive supplemental plans and, due to Internal Revenue Code limitations, to a much lesser extent under the Company’s Retirement Income Guarantee Plan. The table below shows the approximate total annual retirement benefit that would accrue for the number of years of credited service at the respective average annual compensation levels. The earliest retirement age for benefit commencement generally is age 60. In the event of a change in control (as defined in the plans) there is no age requirement for eligibility. The benefit accrues generally at the rate of 1-2/3% per year of credited service, but an accelerated benefit may apply for certain executives. No additional benefits are payable for participation in excess of 30 years for those accruing benefits at the rate of 1-2/3% per year. The maximum benefit is 50% of the highest five-year average annual compensation reduced by 50% of the primary Social Security benefit. The benefits shown are payable on the basis of a straight life annuity and a 50% survivor annuity for a surviving spouse.

Accelerated accruals apply to Anne M. Mulcahy and Lawrence A. Zimmerman. The service reported for these two officers reflects these accelerated accruals (i.e., using the service and pay reported in the pension table will yield the appropriate benefit amount).

	Annual age 65 benefits for years of credited service indicated
Average annual compensation for five highest years	15 years	20 years	25 years	30 years
400,000	95,000	126,000	158,000	189,000
600,000	145,000	193,000	241,000	289,000
800,000	195,000	259,000	324,000	389,000
1,000,000	245,000	326,000	408,000	489,000
1,200,000	295,000	393,000	491,000	589,000
1,400,000	345,000	459,000	574,000	689,000
1,600,000	395,000	526,000	658,000	789,000
1,800,000	445,000	593,000	741,000	889,000
2,000,000	495,000	659,000	824,000	989,000
2,200,000	545,000	726,000	908,000	1,089,000
2,400,000	595,000	793,000	991,000	1,189,000
2,600,000	645,000	859,000	1,074,000	1,289,000
2,800,000	695,000	926,000	1,158,000	1,389,000
3,000,000	745,000	993,000	1,241,000	1,489,000

As of December 31, 2003, the following individuals have five-year highest average compensation and years of credited service for purposes of the plans as follows:

Name	Five-Year Highest Average Compensation(A)	Years of Credited Service	Projected Age 65 Years of Credited Service
Anne M. Mulcahy	$1,459,279	30	30
Lawrence A. Zimmerman	998,750	5	17
Ursula M. Burns	595,528	23	30
James A. Firestone	644,168	6	21
Michael C. Mac Donald	589,626	27	30

(A)	Compensation under the plans includes the amounts shown in the salary and bonus columns under the Summary Compensation Table.

Certain Transactions

Change In Control Severance Agreements

The Company has severance agreements with 38 executives (including each of the Named Officers), that provide severance benefits in the event of termination of employment under certain circumstances following a change in control of the Company (as defined in the agreement). The agreements provide for the following:

•	Lump sum severance payment equal to three times total annual cash compensation (base pay plus bonus) for Anne M. Mulcahy and generally two times total cash compensation for other executives

•	Continuation of certain welfare benefits following termination of employment for a period of 36 months for Anne M. Mulcahy and 24 months for other executives

•	Gross-up payment if the total payments are subject to excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended

•	Automatic annual renewal of the agreement unless the Company gives notice that it does not wish to extend it

•	Continuation of the agreement for two years after a change in control of the Company.

Each agreement also provides that in the event of a potential change in control, subject to the terms of the agreement, the executive will remain in the employ of the Company for nine months following the occurrence of any such potential change in control.

Cash Retention Agreement

During 2003, with the prior approval of the Compensation Committee, the Company entered into a Cash Retention Agreement with Michael C. Mac Donald, Senior Vice President. Under this Agreement, Michael C. Mac Donald is entitled to receive an aggregate of $300,000 payable in two 50% annual installments in June 2003 and December 2004. The amount payable in June 2003, which has been made, must be paid back to the Company if: (a) employment is terminated by the officer for any reason other than death, disability or for “good reason”, as defined, or (b) employment is terminated by the Company for “cause”, as defined. In the event of any such termination prior to December 31, 2004, the final payment will not be made. In the event of death or disability, a pro rata portion is payable.

Relationship With Fuji Xerox

Yotaro Kobayashi, one of our directors, is Chairman of the Board of Fuji Xerox Co., Ltd. (“Fuji Xerox”), our joint venture with Fuji Photo Film Corp., Ltd.

We have a technology agreement with Fuji Xerox whereby we receive royalty payments and rights to access their patent portfolio in exchange for access to our patent portfolio. In 2003, we earned royalty payment revenues from Fuji Xerox of $110 million.

We also have arrangements whereby we purchase inventory from and sell inventory to Fuji Xerox. Pricing of the transactions under these arrangements is based on negotiations conducted at arm’s length. Certain of these inventory purchases and sales are the result of mutual research and development arrangements. Our purchases from Fuji Xerox are in the normal course of business and typically have a lead-time of three months. In 2003, we sold $129 million of inventory to Fuji Xerox and purchased $871 million of inventory from Fuji Xerox. We anticipate that we will purchase approximately $1 billion of products from Fuji Xerox in 2004.

In addition to the payments described above, in 2003 we paid Fuji Xerox $33 million and Fuji Xerox paid us $9 million for unique research and development.

Grantor Trusts

The Company has established grantor trusts with a bank for the purpose of paying amounts due under the deferred compensation plan and the severance agreements described above, and the unfunded supplemental retirement plans described above. The trusts are presently unfunded, but the Company would be required to fund the trusts on the occurrence of certain events.

Legal Services

The law firm of Akin, Gump, Strauss, Hauer & Feld LLP, of which Vernon E. Jordan, Jr. is of counsel, was retained by and rendered services to the Company in 2003 and paid fees to such firm of approximately $20,000. Fees paid to such firm during each of the last three years represented less than one percent of the total fees of the firm during each such year.

Equity Compensation Plan Information

The Equity Compensation Plan Information table provides information as of December 31, 2003, with respect to shares of Xerox Common Stock that may be issued under our existing equity compensation plans, including the 1991 Plan; the Xerox Corporation 1996 Non-Employee Director Stock Option Plan (the “1996 Plan”); the 1998 Plan; Xerox Mexicana, S.A. de C.V. Executive Rights Plan (the “Mexico Plan”); and the Xerox Canada Inc. Executive Rights Plan (the “Canada Plan”). As of February 29, 2004, there were 799,541,247 common shares outstanding and 235,378,792 shares reserved for convertible securities for a total of 1,034,920,039 common shares outstanding and reserved.

This table does not include information about the proposed 2004 Performance Incentive Plan that is being submitted for shareholder approval at the annual meeting. No grants have been made under the 2004 Plan.

EQUITY COMPENSATION PLAN INFORMATION

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders(1)	95,314,760	$21.448	17,884,453	(3)
Equity Compensation Plans Not Approved by Shareholders(2)	2,524,571	$21.973	3,549,963
Total	97,839,331 (4)	$21.462	21,434,416	(5)

(1)	Consists of the 1991 Plan, 1996 Plan and the 1998 Plan. For each calendar year beginning 1999, shares of Common Stock under the 1991 Plan equal to 2% of the adjusted average shares of Common Stock outstanding used to calculate diluted earnings per share, as reported in the annual report to shareholders for the preceding year, shall become available for issuance under the 1991 Plan.

(2)	Consists of the Mexico Plan and the Canada Plan.

(3)	Includes 1,590,000 shares available under 1996 Plan. If the 2004 Equity Compensation Plan for Non-Employee Directors is approved by shareholders, no further awards will be made under the 1996 Plan. Under the terms of the 1998 Plan, no further grants can be made after May 21, 2003.

(4)	Does not include 2,176,260 shares of restricted stock and units outstanding as of fiscal year end.

(5)	If the 2004 Performance Incentive Plan is approved by Shareholders, any remaining authorized shares under the 1991 Plan, the Mexico Plan and the Canada Plan not subject to outstanding awards shall become available for issuance under the 2004 Plan, provided that any shares issued in connection with options or SARs shall be counted against this limit as 0.6 shares for each one (1) share issued. As of February 29, 2004, approximately 15,700,000 full-value shares (or 26,100,000 options) remained available for grant under these plans. Any shares underlying awards outstanding on May 20, 2004 under the 1991 Plan, the Mexico Plan, the Canada Plan and the 1998 Plan that are cancelled, are forfeited, or lapse shall become available for issuance under the 2004 Plan.

Xerox Mexicana, S.A. de C.V. Executive Rights Plan

The Xerox Mexicana, S.A. de C.V. Executive Rights Plan that became effective on January 1, 1999 had not been approved by shareholders. This plan provides for the granting of stock rights for the purpose of advancing the interests of Xerox Corporation and shareholders by providing the General Director or Executive Director and other employees with a proprietary interest in the growth and performance of the Company and incentives for continued service. If the 2004 Performance Incentive Plan is approved by shareholders, this plan will be discontinued.

Xerox Canada Inc. Executive Rights Plan

The Xerox Canada Inc. Executive Rights Plan became effective on July 1, 1995 and was amended as of March 17, 1999 and August 1, 1999. This plan had not been approved by shareholders. This plan provides for the granting of stock rights and other related vehicles for the purpose of advancing the interests of Xerox Corporation and shareholders by providing the President or a Vice President of Xerox Canada Inc. and other employees with a proprietary interest in the growth and performance of the Company and incentives for continued service. If the 2004 Performance Incentive Plan is approved by shareholders, this plan will be discontinued.

Option Surrender Rights

All non-qualified options under the 1991 Plan and the Xerox Corporation 1998 Employee Stock Option Plan (the “1998 Plan”) are accompanied by option surrender rights. If there is a change in control, as defined in the plans, all such rights that are in the money become payable in cash based on a change in control price as defined in the plans. The 1991 Plan also provides that on the occurrence of such an event, all restricted stock and incentive stock rights become payable in cash. In the case of rights payable in shares, the amount of cash is based on such change in control price and in the case of rights payable in cash, the cash value of such rights. Rights payable in cash that have not been valued at the time of such an event are payable at the maximum value as determined by the Compensation Committee at the time of the award. In the event of accelerated payment, such rights and any related non-qualified stock options will be cancelled.

Litigation

In re Xerox Derivative Actions: A consolidated putative shareholder derivative action is pending in the Supreme Court of the State of New York, County of New York against several current and former members of the Board of Directors including William F. Buehler, B.R. Inman, Antonia Ax:son Johnson, Vernon E. Jordan, Jr., Yotaro Kobayashi, Hilmar Kopper, Ralph Larsen, George J. Mitchell, N.J. Nicholas, Jr., John E. Pepper, Patricia Russo, Martha Seger, Thomas C. Theobald, Paul Allaire, G. Richard Thoman, Anne Mulcahy and Barry Romeril, and KPMG. The plaintiffs purportedly brought this action in the name of and for the benefit of the Company, which is named as a nominal defendant, and its public shareholders. The second consolidated amended complaint alleged that each of the director defendants breached their fiduciary duties to the Company and its shareholders by, among other things, ignoring indications of a lack of oversight at the Company and the existence of flawed business and accounting practices within the Company’s Mexican and other operations; failing to have in place sufficient controls and procedures to monitor the Company’s accounting practices; knowingly and recklessly disseminating and permitting to be disseminated, misleading information to shareholders and the investing public; and permitting the Company to engage in improper accounting practices. The plaintiffs further alleged that each of the director defendants breached his/her duties of due care and diligence in the management and administration of the Company’s affairs and grossly mismanaged or aided and abetted the gross mismanagement of the Company and its assets. The second amended complaint also asserted claims of negligence, negligent misrepresentation, breach of contract and breach of fiduciary duty against KPMG. Additionally, plaintiffs claimed that KPMG is liable to Xerox for contribution, based on KPMG’s share of the responsibility for any injuries or damages for which Xerox is held liable to plaintiffs in related pending securities class action litigation. On behalf of the Company, the plaintiffs seek a judgment declaring that the director defendants violated and/or aided and abetted the breach of their fiduciary duties to the Company and its shareholders; awarding the Company unspecified compensatory damages against the director defendants, individually and severally, together with pre-judgment and post-judgment interest at the maximum rate allowable by law; awarding the Company punitive damages against the director defendants; awarding the Company compensatory damages against KPMG; and awarding plaintiffs the costs and disbursements of this action, including reasonable attorneys’ and experts’ fees. On December 16, 2002, the Company and the individual defendants answered the complaint. The plaintiffs filed a third consolidated and amended derivative action complaint on July 23, 2003 adding factual allegations relating to subsequent acts and transactions, namely indemnification of six former officers for disgorgements imposed pursuant to their respective settlements with the SEC and related legal fees, and adding a demand for injunctive relief with respect to that indemnification. On September 12, 2003, Xerox and the individuals filed an answer to the third consolidated and amended derivative action complaint. The individual defendants deny any wrongdoing and are vigorously defending the action.

Indemnification Actions

As we previously reported the SEC announced on June 5, 2003 that it had reached a settlement with Messrs. Allaire, Fishbach, Marchibroda, Romeril, Tayler and Thoman who are former officers of Xerox Corporation regarding the same accounting and disclosure matters which were involved in its previously settled investigation of Xerox Corporation. These individuals neither admitted nor denied wrongdoing and agreed to pay fines, disgorgement, and interest.

The Company’s By-Laws provide for indemnification of officers and directors to the full extent permitted by New York law. Consistent with these By-Laws, the Board of Directors authorized the Company to pay the counsel fees and other reasonable fees and expenses incurred, and the payment of the disgorgement amount and interest paid by Messrs. Allaire, Fishbach, Marchibroda, Romeril, Tayler and Thoman in connection with the investigation by the SEC and the settlement with these individuals. The Company paid an aggregate of $557,764 for fees and expenses since the previous report to shareholders in our April 18, 2003 Proxy Statement and $19.4 million for the disgorgement and interest. These individuals are responsible for paying their own fines in the SEC matter.

Also consistent with the By-Laws, in connection with the derivative action mentioned above as well as In re Xerox Corporation Securities Litigation; Carlson v. Xerox Corporation, et al; Bingham v. Xerox Corporation, et al; Florida

State Board of Administration, et al. v. Xerox Corporation; In Re Xerox Corp. ERISA Litigation; National Union Fire Insurance Company v. Xerox Corporation, et al, Lerner v. Allaire, et al. the U.S. Attorney’s Office Investigation described in Note 15-Litigation, Regulatory Matters and Other Contingencies in the 2003 Annual Report to Shareholders accompanying this Proxy Statement, and a derivative action which was dismissed during 2003, the Board of Directors has authorized the Company to advance counsel fees and other reasonable fees and expenses, actually and necessarily incurred by the present and former directors and officers who are involved, and the Company has advanced, since the previous report to shareholders as to these fees and expenses, an aggregate of $3,784,869. Each of the individuals is required, in accordance with the requirements of the Business Corporation Law of the State of New York (“BCL”), to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the Company’s By-Laws and the BCL.

Five-Year Performance Comparison

The graph below provides a comparison of Xerox cumulative total shareholder return with the Standard & Poor’s 500 Composite Stock Index and the Business Week Computers and Peripherals Industry Group, excluding Xerox (Peer Group).

TOTAL SHAREHOLDER RETURNS

Years Ending

Company Name/Index	Base Period Dec 98	Dec 99	Dec 00	Dec 01	Dec 02	Dec 03
XEROX CORP	$100	$39.26	$8.28	$18.82	$14.54	$24.92
S&P 500 INDEX	100	121.04	110.02	96.95	75.52	97.18
PEER GROUP	100	167.06	120.81	94.29	64.10	85.44

The Peer Group consists of the following companies as of December 31, 2003: Apple Computer, Dell Computer, Diebold, EMC, Gateway, Hewlett-Packard, IMATION, International Business Machines, Lexmark International, Maxtor, NCR, Network Appliance, Palm, Quantum, Sandisk, Seagate Technology, Silicon Graphics, Storage Technology, Sun Microsystems and Western Digital.

This graph assumes the investment of $100 on December 31, 1998 in Xerox Common Stock, the S&P 500 Index and the Peer Group Common Stock, and reinvestment of quarterly dividends at the monthly closing stock prices. The returns of each company have been weighted annually for their respective stock market capitalizations in computing the S&P 500 and Peer Group indices.

Directors and Officers Liability Insurance and Indemnity

On August 18, 2003, the Company renewed its policies for directors and officers liability insurance covering all directors and officers of the Company and its subsidiaries. The policies are issued by Executive Risk Specialty Insurance Company,

Gulf Insurance Company, XL Specialty Insurance Company, Twin City Fire Insurance Company, Houston Casualty Company, Arch Specialty Insurance Company and Allied World Assurance Company Ltd. The policies have a one-year term from August 18, 2003 to August 18, 2004 and a total annual premium of $6,891,990.

Section 16(a) Beneficial Ownership Reporting Compliance

There was a failure to file Form 4, Statement of Changes in Beneficial Ownership of Securities, on a timely basis with the SEC as required under Section 16(a) of the Securities Exchange Act of 1934 on behalf of Antonia Ax:son Johnson, Vernon E. Jordan, Jr., Yotaro Kobayashi, Hilmar Kopper, Ralph S. Larsen, N. J. Nicholas, Jr. and John E. Pepper for the annual award of stock options granted May 15, 2003 due to a problem in the electronic systems used to report transactions to the SEC. The reports were filed as quickly as possible on May 27, 2003 following the resolution of the system problem.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ELEVEN (11) DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

Proposal 2—Ratification of Selection of Independent Auditors

The Audit Committee has selected PricewaterhouseCoopers LLP (PwC), independent certified public accountants, to act as independent auditors of the Company for 2004. Representatives of the firm are expected to be at the meeting to respond to appropriate questions and to make a statement, if they wish.

Principal Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PwC as of or for the years ended December 31, 2003 and 2002, were ($ amounts in millions):

	2003	2002
Audit Fees	$23.0	$19.1
Audit Related Fees	5.9	2.6
Tax Fees	3.7	2.2
All Other Fees	0.5	10.8
Total Fees	$33.1	$34.7

The Audit fees for the years ended December 31, 2003 and 2002, were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, assistance with review of documents filed with the SEC, consents, comfort letters, international filings and other assistance required to be performed by our independent accountants.

The Audit Related fees for the years ended December 31, 2003 and 2002, were for assurance and related services associated with special international subsidiary reviews, employee benefit plan audits, due diligence related to a disposition, internal control reviews, other attest services and other consultations. The 2003 fees included $4.7 million related to preliminary attestation services which are expected to benefit the 2004 attestation of the Company’s internal controls over financial reporting, as mandated by the Sarbanes-Oxley Act of 2002.

Tax fees for the years ended December 31, 2003 and 2002, were for services related to tax compliance, tax planning and tax advice.

All Other fees for the year ended December 31, 2003 related to services rendered that were not included in the categories above. The fees for the year ended December 31, 2002, were primarily related to services rendered arising from the engagement of PwC by Akin, Gump, Strauss, Hauer & Feld and Paul, Weiss, Rifkind, Wharton & Garrison and Skaaden, Arps, Slate, Meagher & Flom, respectively, in connection with the independent investigations on behalf of the Audit Committee with respect to accounting matters and the SEC settlement.

Audit Committee Report

The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” on page 6 and the charter of the Committee is attached as Exhibit II to this Proxy Statement and is available on the Company’s website.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing the Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2003 with the management of the Company and PwC including the Company’s key accounting policies and use of estimates;

•	Discussed with PwC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380); and

•	Received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with PwC that firm’s independence.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing by the Company with the SEC.

John E. Pepper, Chairman
Richard J. Harrington
William Curt Hunter
Antonia Ax:son Johnson
Hilmar Kopper
N. J. Nicholas, Jr.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLC AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2004.

Proposal 3—Adoption of 2004 Performance Incentive Plan

Background

The Board of Directors believes that the future success of Xerox will depend, in large measure, on its ability to attract, retain and motivate executives with outstanding training, experience and ability. The Company must compete throughout the world with other corporations and institutions recruiting and retaining superior management and executive talent.

The Board of Directors and its Compensation Committee have determined that the adoption of a new incentive plan is necessary to give the Company the flexibility and advantages needed to adapt its compensation practices to today’s changing marketplace. The new incentive plan is designed to:

•	Consolidate all current employee equity programs under one new shareholder-approved plan;

•	Provide the Company with the ability to issue annual and long-term performance-based awards in order to attract, retain and motivate key employees;

•	Assure that the Company will be entitled to claim a tax deduction on awards;

•	Promote strong alignment between shareholder interests and management objectives;

•	Continue to foster stock ownership;

–	Apart from the 2004 Performance Incentive Plan provisions, the Compensation Committee has also implemented stock ownership guidelines and mandatory holding requirements for equity acquired under the Executive Long-Term Incentive Program as described in the Report of the Compensation Committee of the Board of Directors (page 17).

•	Adhere to strict principles of corporate governance.

Accordingly, the Board of Directors has approved the 2004 Performance Incentive Plan (the “2004 Plan” or the “Plan”) and recommends its adoption by shareholders. The 2004 Plan provides for both long-term and short-term (annual) incentives. The 2004 Plan replaces (i) the Xerox Corporation 1991 Long-Term Incentive Plan, (ii) the Xerox Corporation 1998 Employee Stock Option Plan; (iii) the Xerox Executive Performance Incentive Plan, (iv) the Xerox Mexicana, S.A. de C.V. Executive Rights Plan; and (v) the Xerox Canada Inc. Executive Rights Plan, any or all of which may be referred to as a “Predecessor Plan.” Upon adoption of the 2004 Plan by shareholders, the Plan will become effective on May 20, 2004 (the “Effective Date”) and no further grants will be made under any Predecessor Plan. A summary description of the 2004 Plan follows.

After reviewing the Company’s corporate governance policies and practices, the Board also believes it is appropriate to adopt a plan that reflects a number of key governance provisions and plan features that align with shareholder interests. As such, the plan includes a number of “best practice” provisions, including:

•	The replacement of the annual “evergreen” allocation provision with a fixed allocation of shares over the term of the Plan;

•	The elimination of the Company’s ability to grant shares in the future under any plan which has not been approved by Xerox shareholders;

•	The continued prohibition of repricing of options without shareholder approval;

•	A discounted “share reduction” formula in the pool of available shares upon the issuance of any shares in connection with options or stock appreciation rights (“SARs”) whereby the issuance of one share reduces the pool of available shares by 0.6 shares;

•	A minimum vesting period of three years for restricted stock unless the award is performance-based, in which case the vesting period shall be no less than one year;

•	The exclusion of “reload” options;

•	The requirement that plan amendments of a material nature will require shareholder approval.

This description of the plan is qualified in its entirety by reference to the text of the 2004 Plan that is attached to this proxy statement as Exhibit V.

Shares Under the Plan

Under the 2004 Plan, a total number of 10.0 million shares of Common Stock1, par value $1.00 per share, of the Company (“Common Stock”) will become available for issuance over the life of the Plan provided that any shares issued in connection with options and stock appreciation rights (“SARs”) will be counted against this limit as 0.6 shares for each one (1) share issued. In addition, any shares available for grant under any Predecessor Plan on the Effective Date not subject to outstanding awards shall become available for issuance under the Plan. (As of May 20, 2004, approximately 15.7 million shares2 are expected to be available for issuance under Predecessor Plans.) Thus, the total number available for grant under the 2004 Plan is expected to be 25.7 million shares3. Moreover, any shares underlying awards outstanding after the Effective Date of the 2004 Plan under any Predecessor Plan that are cancelled, are forfeited, or lapse shall become available for issuance under the Plan.

For example, assume the Company issues 5 million restricted shares and 10 million options in 2005. In determining remaining shares available for issuance under the Plan, the initial available pool of 25.7 million shares will be reduced by

110.0 million reflects the number of shares if all grants were made in “whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the number available is 16.7 million.

215.7 million reflects the number of shares if all grants were made in “whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the number available is 26.1 million.

325.7 million reflects the number of shares if all grants were made in “whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the total number available is 42.8 million.

0.6 shares for every grant of one option or SAR granted (10,000,000 x 0.6 = 6,000,000). The remaining shares available for issuance under the plan would be 14.7 million (25,700,000–5,000,000–6,000,000 = 14,700,000).

In determining the number of shares available, the following will not be counted against shares available for issuance under the Plan: (i) settlement of stock appreciation rights (“SAR”) in cash or any form other than shares, and (ii) payment in shares of dividends and dividend equivalents in conjunction with outstanding awards. Any shares that are used by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or any affiliate of, or in substitution for, outstanding awards previously granted by an acquired company will also not be counted against the shares available for issuance under the Plan.

In determining shares available for issuance under the Plan, any awards granted under the Plan that are cancelled, are forfeited, or lapse will become eligible again for issuance under the Plan. In addition, shares withheld or tendered to pay taxes under the Plan provisions, and shares tendered to exercise stock options, will be treated as shares again eligible for issuance under the Plan.

In no event, however, except as subject to adjustment in the case of a corporate change, will more than (a) 10.0 million shares of Common Stock be available for issuance pursuant to the exercise of incentive stock options (“ISOs”) awarded under the Plan; and (b) 15.0 million shares of Common Stock will be made the subject of awards under any combination of awards (other than cash awards) to any single individual over the life of the plan, of which no more than 10.0 million may be shares of restricted stock. SARs whether settled in cash or shares of Common Stock will be counted against the individual reserve limitation.

Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares will be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

In the event of changes in the outstanding Common Stock of the Company or other changes affecting shares, the 2004 Plan provides for appropriate adjustments in the number of shares available for issuance and covered by outstanding awards and/or in the price per share for outstanding awards.

Administration of the Plan

The 2004 Plan will be administered by the independent Compensation Committee (“Committee”) of the Board or such other independent committee appointed by the Board of Directors. The Committee is comprised entirely of non-employee members of the Board of Directors, who shall be qualified to administer this Plan as contemplated by (a) Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (b) Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 162(m)”), and (c) any rules and regulations of a stock exchange on which Common Stock of the Company is listed. The Committee has full and exclusive power, within the limitations set forth in the 2004 Plan, to make all decisions and determinations regarding the selection of participants and the granting of awards, establishing the terms and conditions relating to each award, adopting rules, regulations and guidelines for carrying out the Plan’s purposes, and interpreting and otherwise construing the Plan. Except for the power to amend and except as may otherwise be required under applicable NYSE Rules, the Committee may delegate to one or more officers of the Company all of its powers under the 2004 Plan other than determinations regarding awards made to employees who are subject to Section 16 of the 1934 Act, or who are, or may become, subject to the Section 162(m) compensation deductibility limit, subject to such conditions and restrictions as the Committee may establish from time to time.

The Committee may amend the 2004 Plan as it deems necessary, provided that no amendment may be made without the approval of shareholders if such amendment would increase the number of shares available for issuance under the Plan or otherwise cause the Plan to not comply with Rule 16b-3 of the 1934 Act, Section 162(m), or the New York Business Corporation Law. No such amendments may adversely affect any outstanding awards under the 2004 Plan without the consent of the holders thereof. Notwithstanding the foregoing, an amendment that constitutes a “material revision”, as defined by the NYSE Rules must be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the Plan provision prohibiting repricing of options without shareholder approval will be considered a material revision and would require shareholder approval.

The Board may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously made awards will remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan. Absent any prior termination no awards or grants can be made after January 1, 2008.

Eligibility

Any employee of the Company or of any entity which is controlled by the Company or in which the Company has a significant equity interest will be eligible to receive an award under the 2004 Plan. Awards may be granted to employees who are foreign nationals or employed outside the United States on such terms as may be necessary or desirable, in the judgment of the Committee, to assure the viability of such awards consistent with the Plan’s purpose.

Types of Awards

Consistent with the 1991 Plan, the 2004 Plan provides flexibility in structuring long-term incentive awards for various groups and levels of executives and other participants. The flexibility will continue to permit the Company to grant one form of award or a combination of awards to one level of executives while using another award type or mix for others. With the exception of cash awards, all awards under the 2004 Plan will be denominated in shares, or consist of actual shares of Common Stock of the Company. Thus, the most significant components of the 2004 Plan will reward participants directly in concert with the returns realized by shareholders and increased shareholder value.

Stock Options—Stock options will constitute rights entitling their holders to purchase shares of the Company’s Common Stock during a specified period at a purchase price that is not less than 100% of Fair Market Value on the effective date of grant. Fair Market Value for purpose of the 2004 Plan means the average of the high and low traded prices of Common Stock on such date of grant or such average for the first preceding date on which there are trades if no trades occur on such effective grant date. Any stock option granted in the form of an incentive stock option (“ISO”) will be intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Shares purchased upon exercise of stock options must be paid for in full at the time of exercise in cash or such other method as the Committee may permit from time to time. Such payment may include tendering shares of common stock (either constructively or by attestation) or surrender of a stock award (in either case valued at the market value at the time of exercise) or surrender of a cash award, or a combination of methods. A repricing of a stock option will be allowed by the Committee only with the approval of the Company’s shareholders to the extent required under the NYSE Rules. For this purpose, a “repricing” will be defined as described in the NYSE Rules. In addition, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options”.

Stock Appreciation Rights—Stock appreciation rights (“SARs”) entitle their recipients to receive payments in cash, shares or a combination as determined by the Committee. Any such payments will represent the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation will be measured by the excess of the market value at the time of exercise over the Fair Market Value of the Company’s common stock on the effective date of the grant of SARs.

Stock Awards—Stock awards may constitute actual shares of common stock or may be denominated in stock units. Stock awards may be subject to such restrictions and contingencies regarding vesting and eventual payment as the Committee shall from time to time determine.

Cash Awards—Cash Awards may be any of the following:

(i)  an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants, and, to the extent applicable to Covered Employees (as defined in the Plan), comply with the Plan requirements relating to performance-based awards under Section 162(m) of the Internal Revenue Code; or

(ii)  a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement, including, but not limited to continuous service with the Company, achievement of specific business objectives and other measurement of individual, business unit or Company performance.

(iii)  Cash Awards under this section to any single Covered Employee, including dividend equivalents in cash or shares of Common Stock payable based upon attainment of specific performance goals, may not exceed in the aggregate $10,000,000 in the case of the Chief Executive Officer and $5,000,000 in the case of any other participant, such limits being applicable to each twelve-month performance period established by the Committee under the Plan.

The Committee has discretion with respect to any award granted under this Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions and their consequences are: (a) clearly set forth in the grant agreement or other grant document; and (b) fully comply with applicable laws. These conditions may include, without limitation, actions by the participant which constitute a conflict of interest with the Company, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies, its Code of Business Conduct and Ethics, or the participant’s terms and conditions of employment.

Awards (other than annual incentive cash awards) will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award. Awards may be granted singly, in tandem with or in replacement or as alternatives for other awards, including awards made under other plans.

The Committee may provide that awards (other than cash awards) under the 2004 Plan earn dividend equivalents, to be paid currently or at a later date or dates, subject to such conditions as the Committee may also establish. Award payments may also be deferred as determined by the Committee. Such deferral settlements may include the crediting of (a) dividend equivalents if denominated in stock awards or (b) interest if denominated in cash.

Generally, all awards under the 2004 Plan are nontransferable except by will or in accordance with laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards generally can be exercised only by him or her. However, the Committee may provide that any award of non-qualified stock options may be transferable by the recipient to family members or family trusts established by the recipient. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 2004 Plan upon the participant’s death. Awards granted, and shares issued in conjunction with the settlement of any award under the 2004 Plan may be subject to forfeiture back to the Company and/or restrictions on transferability for such periods as the Committee may determine.

Additional Information Applicable to Certain Performance-Based Awards

Performance-based awards made to certain senior executives will be made by the Committee within the time period required under Section 162(m) for the establishment of performance goals and will specify, among other things, the performance period(s) for such award (which will be not less than one year), the performance criteria and the performance targets. The performance criteria will be any one or more of the following as determined by the Committee and may differ as to type of award and from one performance period to another: earnings per share, cash flow, document processing profit, cost reduction, days sales outstanding, cash conversion cycle, cash management (including, without limitation, inventory and/or capital expenditures), total shareholder return, return on shareholders’ equity, economic value added measures, return on assets, pre- or post-currency revenue, pre- or post-currency performance profit, profit before tax, profit after tax, revenues, stock price and return on sales. Payment or vesting of awards to such employees will be contingent upon satisfaction of the performance criteria and targets as certified by the Committee by resolution of the Committee. To the extent provided at the time of an award, the Committee may in its sole discretion reduce any award to any employee receiving such an award to any amount, including zero. Any performance-based awards made may include annual incentive awards and long-term awards.

Change in Control

Upon the occurrence of a change in control of the Company, as defined in the 2004 Plan, with certain exceptions, all awards outstanding under the 2004 Plan become immediately vested and are settled or paid out. The amount of cash to be paid shall be determined by multiplying the number of such awards, as the case may be, by: (i) in the case of stock awards, the CIC Price (as defined in the plan), (ii) in the case of SARs, the difference between the exercise price of the related option per share and the CIC Price; (iii) in the case of cash awards where the award period, if any, has not been completed upon the occurrence of a change in control, the pro rata value of such awards or such higher amount as determined by the Committee, without regard to the performance criteria, if any, applicable to such award; and (iv) in the case of cash awards where the award period, if any, has been completed on or prior to the occurrence of a change in control: (aa) where the cash award is payable in cash, the value of such award as determined in accordance with the award agreement, and (bb) where the cash award is payable in shares of Common Stock, the CIC Price.

“CIC Price” shall mean the higher of (a) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a change in control of the Company shall have occurred, or (b) the highest price paid for a share of the Company’s Common Stock during the 60-day period immediately preceding the date upon which the event constituting a change in control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

Federal Tax Aspects of the 2004 Plan

The Company believes that under the present law, the following are the federal tax consequences generally arising with respect to awards granted under the 2004 Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an option other than an ISO, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The treatment of an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied. With respect to other awards granted under the 2004 Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met. Different tax rules may apply with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (1934 Act).

Additional Information

Reference is made to the following sections of this proxy statement regarding executive compensation: “Summary Compensation Table”, “Option Grants” and “Option Exercises/Year-End Values” beginning on page 20 for a description of options and SARs granted and exercised under the 1991 Plan and the 1998 Plan. The closing price of the Company’s common stock as reported on New York Exchange Composite Transactions on February 27, 2004, was $14.14.

To be adopted, the proposed plan must be approved by the holders of a majority of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED 2004 PERFORMANCE INCENTIVE PLAN.

Proposal 4—Adoption of 2004 Equity Compensation Plan For Non-Employee Directors

Background

On December 10, 2003 the Board of Directors (the “Board”) approved and recommended for submission to the shareholders for their adoption the 2004 Equity Compensation Plan for Non-Employee Directors (the “2004 Non-Employee Director Plan”).

The Board believes that the adoption of the 2004 Non-Employee Director Plan is desirable because it will advance the Company’s interests and those of its shareholders by attracting and retaining qualified individuals to serve as directors of the Company and to align the long-term interests of such individuals with those of the Company’s shareholders through grants of equity which directors must retain until one year after Board service termination.

If the 2004 Non-Employee Director Plan is approved by shareholders, the 1996 Non-Employee Director Stock Option Plan as amended in 1999 will be terminated and the Company will no longer provide option grants to Non-Employee Directors. After approval, the 2004 Non-Employee Director Plan will remain in effect until the earlier of the date when no additional shares are available for issuance under the Plan or the date when the Board terminates the Plan. If the 2004 Non-Employee Director Plan is not approved, the 1996 Non-Employee Director Stock Option Plan will remain in place.

The following summary of the material features of the 2004 Non-Employee Director Plan is qualified in its entirety by the complete text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit VI.

Shares Subject to the 2004 Non-Employee Director Plan

Under the 2004 Non-Employee Director Plan, up to 1,000,000 shares of Common Stock, par value $1.00, of the Company (“Common Stock”) will become available for issuance under the 2004 Non-Employee Director Plan. While the Board does not anticipate issuing stock options, if in the future it did, any shares issued in connection with options or stock appreciation rights (“SARs”) would be counted against this limit as 0.6 shares for each one (1) share issued.

In determining the number of shares available, the following will not be counted against shares available for issuance under the 2004 Non-Employee Director Plan: settlement of SARs in cash or any form other than shares; and payment in shares of dividends and dividend equivalents in conjunction with outstanding awards.

In addition, in determining shares available for issuance under the 2004 Non-Employee Director Plan, any awards granted under the 2004 Non-Employee Director Plan that are cancelled, forfeited or lapse will become eligible again for issuance under the 2004 Non-Employee Director Plan.

The Board may make adjustments as it deems appropriate in the shares available under the 2004 Non-Employee Director Plan and in outstanding grants in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, provided that these actions are consistently and equitably applicable to all affected Non-Employee Directors.

Administration of the 2004 Non-Employee Director Plan

The 2004 Non-Employee Director Plan will be administered by the Board upon advice of the Board’s Corporate Governance Committee. The Board has full and exclusive power, within the limitations of the 2004 Non-Employee Director Plan, to do all things necessary or desirable in connection with the administration of the 2004 Non-Employee Director Plan. This includes, but is not limited to, prescribing, amending and rescinding rules relating to the 2004 Non-Employee Director Plan, constructing the form of documentation used to evidence any grant awarded under the 2004 Non-Employee Director Plan, establishing and verifying the extent of satisfaction of any conditions to exercisability and/or receipt or vesting of awards, and interpreting and construing the 2004 Non-Employee Director Plan, any rules and regulations under the 2004 Non-Employee Director Plan and the terms and conditions of awards granted under the 2004 Non-Employee Director Plan. Furthermore, the Board has the full power and authority to determine under what circumstances an award is canceled or suspended, such as for activity by Non-Employee Directors which constitutes a conflict of interest with the Company or is in violation of Company policies.

All determinations, interpretations, and other decisions under or with respect to the 2004 Non-Employee Director Plan are final, conclusive and binding upon the Company, all participants and any holder or beneficiary of any award under the 2004 Non-Employee Director Plan. The Board may consider such factors as it deems relevant, in its sole and absolute discretion, in making its decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and any attorneys, consultants and accountants as it may select.

The Board may periodically amend the 2004 Non-Employee Director Plan as it deems appropriate, without further action by the Company’s shareholders except to the extent required by applicable law or NYSE listing requirements. Notwithstanding the foregoing, the 2004 Non-Employee Director Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance under the 2004 Non-Employee Director Plan, unless the amendment is approved by the Company’s shareholders or is a result of a reorganization or other adjustment in the stock permitted under the 2004 Non-Employee Director Plan.

Additionally, the Board may terminate the 2004 Non-Employee Director Plan at any time. Amendments or termination of the 2004 Non-Employee Director Plan will not affect the rights and obligations arising under outstanding stock options or stock grants previously awarded and then in effect without the participant’s consent.

All questions pertaining to the construction, regulation, validity and effect of the 2004 Non-Employee Director Plan will be determined in accordance with the laws of the state of New York and applicable Federal law.

Eligibility

Any Non-Employee Director, defined as a member of the Board who is not at the time also an employee of the Company or any of its direct or indirect majority-owned subsidiaries, is eligible to receive an award under the 2004 Non-Employee Director Plan.

Types of Awards

The 2004 Non-Employee Director Plan provides increased flexibility in structuring long-term incentive awards for Non-Employee Directors. Part of this flexibility includes the ability to grant awards singly, in combination or in tandem so that the settlement or payment of one award automatically reduces or cancels the other. All awards will be evidenced by agreements provided by the Board which set forth the terms and conditions of each award.

While the Board currently anticipates granting awards only of deferred stock units, the following is a list of awards that may be granted, either individually or collectively, to participants pursuant to the provisions of the 2004 Non-Employee Director Plan.

Deferred Stock Units (“DSUs”)—DSUs are a bookkeeping entry that represents the right to receive one share of Common Stock at a future date, such as retirement from the Board. Outright grants may be made as part of the Non-Employee Directors’ annual compensation for services rendered or as a result of a voluntary election by Non-Employee Directors to defer cash compensation otherwise payable to Non-Employee Directors. DSUs can be structured to include the right to receive dividend equivalents which are credited in the form of additional DSUs payable in Common Stock following termination of Board service.

The Board may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under rules and procedures established under the 2004 Non-Employee Director Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

Stock Options — Stock options constitute a right to purchase a specified number of shares of Common Stock during a specified period, no longer than seven years, at a purchase price not less than 100% of Fair Market Value on the effective date of grant. For purpose of the 2004 Non-Employee Director Plan, Fair Market Value is defined as of any date, as the average of the high and low trading prices of a share of Common Stock as reported in The Wall Street Journal listing of composite transactions for New York Stock Exchange issues or similar successor consolidated transaction reports for the relevant date, unless the Board specifies otherwise. Note that Fair Market Value can not be less than the par value of the Common Stock.

Participants may exercise stock option grants in whole or in installments in accordance with any vesting schedule established by the Board or upon the death of the Non-Employee Director. At the time of exercise, participants may pay the full purchase price of Common Stock in cash or shares, including tendering (either actually or by attestation) Common Stock or surrendering a stock award valued at Fair Market Value on the date of surrender. Lastly, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options.” Notwithstanding any provision of the 2004 Non-Employee Director Plan, a repricing of a Stock Option shall not be allowed by the Board.

Stock Appreciation Rights (“SARs”) — SARs constitute a right to receive a payment, in cash and/or Common Stock, as determined by the Board, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the effective date of grant of the SAR as set forth in the applicable award agreement. The maximum term for SARs is seven years.

Stock Awards — Stock awards are awards made in Common Stock of the Company. All or part of any stock award may be subject to conditions established by the Board and set forth in the award agreement which may include, but is not limited to, continuous service with the Company.

Generally, all awards under the 2004 Non-Employee Director Plan are nontransferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. In limited circumstances, the Board may provide that an option award may be transferable by the participant to family members or family trusts established by the participant. In addition, awards under the 2004 Non-Employee Director Plan are exercisable only by the Non-Employee Director during his or her lifetime except that the Board may permit Non-Employee Directors to designate a beneficiary to exercise the rights of the director and receive any distributions upon his or her death.

Lastly, the 2004 Non-Employee Director Plan is unfunded and does not create a trust or a separate fund or funds. The 2004 Non-Employee Director Plan does not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the 2004 Non-Employee Director Plan, these rights (unless otherwise determined by the Board) are no greater than the right of an unsecured general creditor of the Company.

Change In Control

Upon the occurrence of a change in control of the Company, as defined in the 2004 Non-Employee Director Plan, with certain exceptions, all awards outstanding under the 2004 Non-Employee Director Plan become immediately vested and are settled or paid out. The amount of cash to be paid shall be determined (i) in the case of stock options, by multiplying the number of stock options by the difference between the exercise price and the CIC Price (as defined in the 2004 Non-Employee Director Plan), (ii) in the case of DSUs, by multiplying the number of DSUs by the CIC Price and (iii) in the case of SARs, by multiplying the number of SARs by the difference between the exercise price of the related option per share and the CIC Price.

“CIC Price” shall mean the higher of (a) the highest price paid for a share of the company’s Common Stock in the transaction or series of transactions pursuant to which a change in control of the Company shall have occurred, or (b) the highest price paid for a share of the Company’s Common Stock during the 60-day period immediately preceding the date upon which the event constituting a change in control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

Federal Tax Aspects of the 2004 Non-Employee Director Plan

The Company believes that under the present law, the following are the federal tax consequences generally arising with respect to awards granted under the 2004 Non-Employee Director Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. Upon exercising an option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The treatment of an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held. If the shares are held for more than one year, long-term capital gain or loss treatment will apply. There will be no tax consequence to the Company in connection with a disposition of shares acquired under an option.

With respect to other awards (including dividends and dividend equivalents) granted under the 2004 Non-Employee Director Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards (including dividends and dividend equivalents) that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount. Different tax rules may apply with respect to participants who are subject to section 16 of the 1934 Act.

Income that is currently recognized will be reported to directors on IRS Form 1099 for such year.

Additional Information

The closing price of the Company’s Common Stock as reported on New York Exchange Composite Transactions on February 27, 2004, was $14.14.

To be adopted, the proposed 2004 Non-Employee Director Plan must be approved by the holders of a majority of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED 2004 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS.

OTHER MATTERS

Other Actions at Meeting

The Board of Directors does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Information About this Solicitation of Proxies

In addition to the solicitation of proxies by mail, certain of our employees may solicit proxies without extra remuneration. We also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such person for the cost of forwarding the material. We have engaged D.F. King & Co., Inc. to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay D.F. King & Co., Inc. a fee of $11,500 plus reimbursement of out-of-pocket expenses for this service. We will bear the cost of all proxy solicitation.

Confidential Voting

As a matter of policy, we keep confidential proxies, ballots and voting tabulations that identify individual shareholders. Such documents are available for examination only by the inspector of election and certain of our employees and our transfer agent who are associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

Shareholder Communication With Members of the Board

Under the Corporate Governance Guidelines the Company provides a process for investors to send communications to the Board of Directors. The Corporate Governance Guidelines provide that investors desiring to communicate with the non-management Directors regarding the Company may directly contact the Chairman of the Corporate Governance Committee, Mr. Vernon E. Jordan, Jr., Senior Managing Director, Lazard Freres & Co., LLC, 30 Rockefeller Center, New York, New York 10020.

Board Members’ Attendance at Annual Meeting

The Company’s policy generally is for all members of the Board of Directors to attend the Annual Meeting of Shareholders. The 2003 Annual Meeting was attended by all of the Company’s then eight directors.

Multiple Shareholders Having the Same Address

If you and other residents at your mailing address own shares of Common Stock through a broker, you may have received a notice from the broker notifying you that your household will be sent only one Annual Report and Proxy Statement. If you did not return the “opt-out” card attached to such notice you were deemed to have consented to such process. The broker or other holder of record will send at least one copy of the Annual Report and Proxy Statement to your address. You may revoke your consent at any time by calling (800) 542-1061. The revocation will be effective 48 hours after receiving your telephone notification. In any event, the Company will send a copy of the Annual Report and Proxy Statement to you if you address your written request to Xerox Corporation, Shareholder Services, P.O. Box 1600, Stamford, CT 06904 or call Shareholder Services at (203) 968-4002. If you are receiving multiple copies of annual reports and proxy statements at your address and would like to receive only one copy in your household, please contact us at the foregoing address and telephone number.

Availability of Additional Information

Copies of the 2003 annual report of the Company have been distributed to shareholders (unless you have consented to electronic delivery). Additional copies and additional information, including the annual report (Form 10-K) filed with the SEC and the consolidated statistical data contained in the EEO-1 annual report to the U.S. Equal Employment Opportunity Commission are available without charge from Investor Relations, Xerox Corporation, P.O. Box 1600, Stamford, Connecticut 06904. The annual report, proxy statement and Form 10-K are also available on the Company’s website at www.xerox.com/investor.

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS

Shareholder Proposals for 2005 Meeting

We expect to hold our 2005 Annual Meeting during the second half of May and to issue our proxy statement for that meeting during the first half of April.

Under the SEC proxy rules if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2005 Annual Meeting of Shareholders, the proposal must be received by us at P.O. Box 1600, Stamford, Connecticut 06904, Attention: Secretary-no later than December 4, 2004.

Under our By-Laws any shareholder wishing to make a nomination for director, or wishing to introduce any business, at the 2005 Annual Meeting of Shareholders must give the Company advance notice as described in the By-Laws. To be timely, we must receive your notice for the 2005 Annual Meeting at our offices mentioned above no earlier than November 4, 2004 or later than December 4, 2004. Nominations for director must be accompanied by written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Corporate Governance Committee Director Nomination Process

The Corporate Governance Committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and shareholders (see below). The Committee has paid a fee to a third party search firm to assist in the identification of potential candidates based upon criteria provided by the Committee. There are no specific minimum qualifications that the Committee believes must be met by candidates. The Corporate Governance Guidelines require that a substantial majority of the Board should consist of independent directors. Any management representation should be limited to top Company management. Nominees are to be selected on the basis of, among other things, broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. Members should represent a predominance of business backgrounds and bring a variety of experiences and perspectives to the Board. The Committee evaluates nominations by shareholders in the same manner as nominations received from any of the other sources described above.

Shareholders who wish to recommend individuals for consideration by the Committee may do so by submitting a written recommendation to the Secretary of the Company, P.O. Box 1600, Stamford, Connecticut 06904. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the Committee to consider. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Recommendations received by December 31, 2004 will be considered for nomination at the 2005 Annual Meeting of Shareholders. Recommendations received after December 31, 2004 will be considered for nomination at the 2006 Annual Meeting of Shareholders.

By order of the Board of Directors,

Leslie F. Varon
Secretary
April 2, 2004

Exhibit I

Xerox Corporate Governance Guidelines
(Amended 3/19/2004)

The following Corporate Governance Guidelines have been adopted by the Board of Directors of Xerox Corporation to assist the Board in the exercise of its responsibilities. These Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing long-term shareholder value. These Corporate Governance Guidelines shall be reviewed by the Board, through the Corporate Governance Committee, on an annual basis and are subject to modification from time to time by the Board acting by a majority of the independent directors as determined under these Guidelines. Waivers of these Corporate Governance Guidelines may be made by the Board or the Corporate Governance Committee only.

THE BOARD

The Board’s Goals

The Xerox Board of Directors represents the owners’ interest in the operation of a successful business, including optimizing long-term financial returns. The Board is responsible for determining that the Company is managed in such a way to ensure this result, which will also assure the company’s vitality for its customers, employees and the other individuals and organizations that depend on it. This is an active, not a passive, responsibility. The Board has the responsibility to ensure that in good times, as well as difficult ones, management is capably executing its responsibilities.

The Board’s responsibility is to regularly monitor the effectiveness of management policies and decisions including the creation and execution of its strategies. The Board is also responsible for monitoring the establishment and enforcement of procedures designed to ensure that the Company’s management and employees operate in a legal and ethically responsible manner. When it is appropriate or necessary, it is the Board’s responsibility to remove the Chief Executive Officer and to select his or her successor.

To achieve the above goals, the Board will monitor the performance of the Company (in relation to its goals, strategy and competitors) and the performance of the Chief Executive Officer and offer advice and feedback.

Role of Directors

The business of the Company is managed under the direction of the Board. Normally it is management’s job to formalize, propose and implement strategic choices, and the Board’s role to approve strategic direction and evaluate strategic results. However, as a practical matter, the Board and management will be better able to carry out their respective responsibilities if there is an ongoing dialogue among the Chief Executive Officer, other members of top management and Board members. To facilitate such discussions, the Board conducts an annual review of the Company’s long-term strategic plans and principal issues. Periodically during the year, the Board receives strategy updates from members of senior management of the Company.

Directors are expected to spend the time and effort necessary to properly discharge their responsibilities. Accordingly, a Director is expected to regularly attend meetings of the Board and committees on which he or she sits, and to review prior to meetings material distributed in advance for such meetings. A Director who is unable to attend a Board or Committee meeting (which, it is understood will occur on occasion) is expected to notify the Secretary of the Company who will advise the Chairman of the Board and/or the Chairman of the relevant Committee. All Directors are expected to attend the Company’s Annual Meeting of Shareholders.

Selection of the Chairman of the Board

The Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board shall be free to choose its Chairman in any way that it deems best for the Company at any given point in time.

Size of the Board

In recent years the Board has had 8–12 Directors and it is the sense of the Board that this size is about right. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability.

Independence of the Board

The Board is comprised of a substantial majority of Directors who qualify as independent Directors under the listing standards of the New York Stock Exchange (NYSE) and the more stringent standards adopted by the Board. Under these more stringent standards, members of the Company’s Board of Directors will be considered “independent” if the sales to, and buys from, the Company are less than one percent of the revenues of companies they serve as officers, partners or of counsel. If the Company borrows from the other entity the amount must represent less than one percent of our consolidated assets or those of the other entity. Moreover, if a Director of the Company serves as an officer or director of a charitable organization, such director will be considered “independent”, if the Company donates less than five percent of that organization’s charitable receipts.

The Corporate Governance Committee as well as the Board annually review the relationships that each Director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) to insure compliance with NYSE listing standards and requirements otherwise imposed by law or regulation. Following this review, only those Directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered independent Directors under such standards, law or regulation.

Board Membership Criteria

The ultimate responsibility for the selection of new Directors resides with the Board. The identification, screening and recommendation process has been delegated to the Corporate Governance Committee, which reviews candidates for election as Directors and annually recommends a slate of Directors for approval by the Board and election by the shareholders.

The Board requires that a substantial majority of the Board should consist of independent Directors. Any management representation should be limited to top Xerox management. Nominees for Director are selected on the basis of, among other things, broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. Members should represent a predominance of business backgrounds and bring a variety of experiences and perspectives to the Board.

Other Company Directorships

The Company does not have a policy limiting the number of other company boards of directors upon which a Director may sit. However, the Corporate Governance Committee shall consider the number of other company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member. It is the sense of the Board that prospective Directors should simultaneously serve on no more than 2–4 other company Boards, depending on their personal circumstances.

Directors are expected to advise the Chairman of the Board and the Chairman of the Corporate Governance Committee in advance of accepting any other company directorship or any assignment to the audit committee or compensation committee of the Board of Directors of any other company.

Directors Who Change Their Present Job Responsibility

Any Director whose affiliation or position of principal employment changes substantially after election to the Board will be expected to submit a resignation as a Director for consideration by the Corporate Governance Committee and the Board. The Corporate Governance Committee will review with the Board the effects of this change upon the interests of the Company and recommend to the Board whether to accept the resignation. Directors who are also Xerox employees are expected to offer their resignation from the Board at the same time they leave active employment with the Company, which shall be subject to acceptance by the Board.

Retirement Age

It is the general policy of the Board that Directors will not stand for re-election after reaching age 70. However, the Board may determine to waive this policy in individual cases.

Term Limits

The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

As an alternative to term limits, the Corporate Governance Committee, in conjunction with the Chairman of the Board, will formally review each Director’s continuation on the Board every five years. This will also allow each Director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

Board Compensation

A Director who is also an officer of the Company shall not receive additional compensation for such service as a Director.

The Company believes that compensation for non-employee Directors should be competitive and should encourage increased ownership of the Company’s stock through the payment of a portion of Director compensation in Company stock or similar compensation. The Corporate Governance Committee will periodically review the level and form of the Company’s Director compensation, including how such compensation compares to Director compensation of companies of comparable size, industry and complexity. Changes to Director compensation will be proposed to the full Board for consideration.

No member of the Audit Committee may receive, directly or indirectly, any compensation from the Company other than (a) fees paid to directors for service on the Board, (b) additional fees paid to directors for service on a committee of the Board (including the Audit Committee) and/or for serving as the chairperson of such a committee and (c) a pension or other deferred compensation for prior service that is not contingent on future services on the Board.

Board Access to Management, other Employees and Advisors

Board members have complete access to the Company’s senior management and other employees. Board members have the authority to obtain advice and assistance from outside legal, accounting or other advisors of their own choosing, at the expense of the Company.

Board Interaction with Investors, Analysts, Press and Customers

The Board believes that management generally should speak for the Company. Any interested parties desiring to communicate with the non-management Directors regarding the Company may directly contact the Chairman of the Corporate Governance Committee, Mr. Vernon E. Jordan, Jr., Senior Managing Director, Lazard Freres & Co., LLC, 30 Rockefeller Center, New York, New York 10020.

Board Orientation and Continuing Education

The Company has an orientation process for new Directors to familiarize them with the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and business ethics and corporate governance guidelines. This process includes review of background materials, meetings with senior management and visits to Company facilities. Each Director is expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a Director.

Self-Evaluation by the Board

The Corporate Governance Committee will sponsor an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board, the results of which will be discussed with the full Board and each committee. The assessment will include a review of any areas in which the Board or management believes the Board can make a better contribution to the Company. The Corporate Governance Committee will also utilize the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.

BOARD MEETINGS

Frequency of Meetings

There are 6 regularly scheduled meetings of the Board each year with at least one regularly scheduled meeting of the Board held each quarter.

Selection of Agenda Items for Board Meetings

The Chairman of the Board annually prepares a “Board of Directors Master Agenda.“ This Master Agenda sets forth a general agenda of items to be considered by the Board at each of its regular meetings during the year. Thereafter, the Chairman of the Board may adjust the agenda to include special items not contemplated during the initial preparation of the annual Master Agenda. Board members are invited to suggest inclusion of items on the agenda and are free to raise, at any Board meeting, subjects that are not specifically on the agenda.

Executive Sessions of Outside Directors

Each regularly scheduled Board meeting includes an executive session of all Directors and the CEO and, a separate executive session of just the Directors who are independent as determined under these Guidelines. The Chairmen of the Governance Committee and the Compensation Committee will rotate responsibility to preside over non-management executive sessions and will be responsible for providing appropriate feedback to the CEO.

Attendance of Senior Management Personnel at Board Meetings

The Board expects the regular attendance at each of its meetings of non-Board members who are in the most senior management positions of the Company. In addition, the General Counsel and Corporate Secretary regularly attend Board meetings. Should the Chief Executive Officer want to add additional people as attendees on a regular basis, it is expected that this suggestion would be made to the Board for its concurrence.

Board Materials Distributed in Advance

Information and materials that are important to the Board’s understanding of the agenda items and other topics to be considered at a Board meeting are distributed sufficiently in advance of the meeting to permit prior review by the Directors. The Directors are expected to review such material prior to the meeting. In the event of a pressing need for the Board to meet on short notice or on occasions where the subject matter is too sensitive to be put on paper, certain proposals will be discussed at the meeting.

COMMITTEE MATTERS

Number and Names of Board Committees

The Company has 4 standing committees: Audit, Compensation, Corporate Governance and Finance. The purpose and responsibilities for each of these committees is outlined in committee charters adopted by the Board. The Board may, from time to time, form a new committee or disband a current committee depending on circumstances. In addition, the Board may determine to form ad hoc committees from time to time, and determine the composition and areas of competence of such committees.

Independence of Board Committees

Each of the Audit, Compensation, Corporate Governance and Finance Committees are composed entirely of independent Directors satisfying applicable legal, regulatory and stock exchange requirements necessary for an assignment to any such committee.

Assignment and Rotation of Committee Members

The Corporate Governance Committee is responsible, after consultation with the Chairman of the Board, for making recommendations to the Board with respect to the assignment of Board members to various committees. After reviewing the Corporate Governance Committee’s recommendations, the Board is responsible for appointing the Chairman and members to the committees on an annual basis.

The Corporate Governance Committee annually reviews the Committee assignments and considers the rotation of the Chairman and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various Directors.

Committee Meetings

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. The schedule for each committee will be furnished to all Directors.

LEADERSHIP DEVELOPMENT

Selection of the Chief Executive Officer

The Board is responsible for identifying potential candidates for, and selecting, the Company’s Chief Executive Officer. In identifying potential candidates for and selecting the Company’s Chief Executive Officer, the Board considers, among other things, a candidate’s experience, understanding of the Company’s business environment, leadership qualities, knowledge, skills, expertise, integrity, and reputation in the business community.

Evaluation of Chief Executive Officer

The Compensation Committee is responsible for overseeing the evaluation process for the Chief Executive Officer.

The process is intended to formally assess the Chief Executive Officer’s past performance as well as to help the Board determine future developmental needs for the Chief Executive Officer. Consequently, there are two types of measures: 1) Financial Performance Measures (such as cash, profit and revenue) which track accountability for past performance, and 2) Leadership Effectiveness Measures (such as employee morale, strategic leadership, and enterprise guardianship) which single out the key objectives that will assure the future success of the company.

The following steps are utilized to carry out this review:

•	The Compensation Committee reviews performance measures and targets and submits these for Board approval on or before the start of the first meeting of the fiscal year.

•	The Chief Executive Officer provides a self-evaluation to the Board within one-month of the end of the fiscal year.

•	The non-management Directors will provide their individual assessments of the Chief Executive Officer’s performance. These assessments should include the Director’s appraisal of the Financial Performance Measures and the Leadership Performance Measures approved by the Board as well as any other aspect of the Chief Executive Officer’s performance that the non-management Director deems relevant. In addition, non-management Directors should identify any future developmental needs they deem necessary for the Chief Executive Officer.

•	The Compensation Committee synthesizes this information and recommends annual incentive compensation of the Chief Executive Officer based on the evaluation. The Board will do this in executive session.

•	After agreement by the non-management Directors to the evaluation, the chairs of the Compensation Committee and the Corporate Governance Committee will meet with the Chief Executive Officer to discuss the Board’s assessment of performance and developmental needs for the Chief Executive Officer. The Chief Executive Officer may then take the opportunity to discuss his or her reaction to the evaluation.

Succession Planning

The Board shall plan for the succession to the position of the Chief Executive Officer. To assist the Board, the Chief Executive Officer shall conduct an annual succession planning session with the Board at which an assessment of senior managers will be conducted including their potential to succeed the Chief Executive Officer and other senior management positions.

Management Development

The Board shall determine that a satisfactory system is in effect for education, development, and orderly succession of senior and mid-level managers throughout the Company.

POLICIES AND GUIDELINES

Copies of the current version of these Corporate Governance Guidelines, the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors, the Company’s Ethics Policy and Finance Code of Conduct for employees and officers and the charter of each key committee of the Board shall be posted on the Company’s website.

Exhibit II

Audit Committee Charter
(Amended 2/12/2004)

Purpose

The purpose of the Audit Committee (the ”Committee“) of the Board of Directors (the “Board”) of Xerox Corporation (the ”Company“) shall be to assist in Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, (4) the performance of the Company’s independent auditors’ (the ”Auditors“) and internal audit function (5) the Company’s code of business conduct and ethics; and to prepare the audit committee report that the rules of the Securities and Exchange Commission (the “SEC”) require to be included in the Company’s annual proxy statement.

Duties and Responsibilities of the Committee

The Committee’s function is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and, along with the internal auditors, for developing and maintaining systems of internal accounting and financial controls, while the Auditors will assist the Committee and the Board in fulfilling their responsibilities for their review of these financial statements and internal controls. The Committee expects the Auditors to call to their attention any accounting, auditing, internal accounting control, regulatory or other related matters that they believe warrant consideration or action. The Committee recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the Auditors’ work.

The Committee shall undertake the following activities in carrying out its oversight responsibilities:

Internal and External Audit Responsibilities

1.	The Committee shall have the sole authority to directly appoint, retain, compensate, evaluate and, where appropriate, replace the Auditors (subject, if appropriate, to ratification by a vote of the shareholders of the Company). The Auditors shall report directly to the Committee. The Committee must be directly responsible for oversight of the independent auditors, including resolution of disagreements between management and the Auditors.

2.	Review and pre-approve all the audit services to be performed, including the Auditors’ engagement letter for the annual audit of the Company in accordance with U.S. generally accepted auditing standards and the proposed fees in connection with such audit. Any additional services that management chooses to hire the independent auditors to perform must be approved individually by the Committee, prior to the independent auditors engagement. The authority for such pre-approval may be delegated to one or more members of the Committee; the decisions of any member to whom pre-approval authority is delegated shall be presented to the full Committee at the next Committee meeting. Additionally, the Committee can establish pre-approval policies and procedures with respect to the engagement of the Company’s independent accountant’s for non-audit services. Such policies and procedures would allow management to engage the Company’s independent accountant’s for non-audit services, provided the pre-approval policies and procedure are detailed as to the particular service and the Committee is informed of each service and such policies and procedures do not include delegation of the Committee’s responsibilities under the Securities Exchange Act of 1934 to management. Engagement letters with respect to the services to be performed, whether audit or non-audit, approved in accordance with the foregoing may be signed on behalf of the Committee by its Chairman and on behalf of the Company by the Chief Financial Officer, Controller or Chief Accounting Officer of the Company.

3.	Examine and make recommendations, if any, with respect to the audit scope, plans for (including staffing and budgeting), and the results of, the annual audit conducted by the Auditors and the internal auditors.

4.	Receive and review periodic written reports from the Auditors regarding the Auditors independence and discuss such reports with the Auditor. Annually, obtain and review a report by the Auditors describing their internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to any independent audit carried out by the firm. Such report shall also detail steps taken to resolve any issues raised in the above reviews, inquiries or investigations and all relationships between the independent auditor and the Company, including the matters covered by Independence Standards Board Standard Number 1. The Committee shall review and discuss with the Auditors any relationships or services that may impact the objectivity and independence of the Auditors and take appropriate action in response to the Auditors’ report to satisfy itself of the Auditors’ independence. This review shall include an evaluation of the lead partner of the Auditors. The Committee shall insure that the lead audit partner is rotated at least every five years to the extent required by the Securities Exchange Act of 1934, as amended by the Sarbanes Oxley Act of 2002 (the ”Act“), and shall consider whether there should be regular rotation of the Auditors. The Committee shall present its findings from this report to the Board.

5.	The Committee shall establish clear policies with respect to the hiring of employees or former employees of the Auditors.

6.	The Committee shall ensure that none of the individuals serving in the positions of chief executive officer, chief financial officer, corporate controller, chief accounting officer, or any person serving in an equivalent position participated in any capacity in the audit of the Company as an employee of the Auditors during the 1-year period preceding the date of initiation of any audit being performed by the Auditors.

7.	Review with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communications with audit committees (”SAS 61“), all alternative accounting treatments of financial information discussed with management (including the ramifications of using such alternative disclosures and treatments and the Auditors’ preferences) and all material written communications with management.

8.	Review the activities, organization, resources and qualifications of the Director of Worldwide Audit and of the internal audit organization.

9.	At least annually, review the progress made with respect to executing the approved internal audit plan as well as any modifications made to the plan during the year.

10.	Review with the Auditors and the internal auditors any audit problems or difficulties and disagreements with management encountered in the course of the audit, management’s response thereto and the related effects on audit scope and procedures. The Committee is responsible for resolving any disagreements between management and the Auditors or internal auditors regarding financial reporting.

11.	Examine and review with the Auditors, the internal auditors and the Company’s chief financial and accounting officers the comments and recommendations contained in the Auditors’, and the internal auditors’, summary audit management reports, as presented to the Committee, and management’s response to those reports, and advise the Board with respect thereto.

System of Internal Controls

12.	At least quarterly, the Committee shall meet with management, the internal auditors and the Auditors in separate executive sessions.

13.	Review with the management, the Auditors and the internal auditors the quality and adequacy of internal controls that could significantly affect the Company’s financial statements.

14.	Discuss with management and the Auditors the Company’s major financial risk exposures, the Company’s policies with respect to risk assessment and risk management and the steps management has taken to monitor and control these exposures.

15.	Review and make recommendations to the Board concerning the Company’s policies with regard to affiliate/related party transactions.

Financial Reporting Process and Financial Statements

16.	Discuss with management and the Auditors the quality and adequacy of the Company’s disclosure controls and procedures, and review disclosures made by the Company’s principal executive officer and principal financial officer in the Company’s periodic reports filed with the SEC regarding compliance with their certification obligations.

17.	Prior to each quarterly earnings release, the Committee shall discuss with management and the Auditors the earnings press release, as well as financial information and earnings guidance to be provided to investors, analysts or rating agencies. Discuss with management the Company’s policies with respect to the types of information and type of presentation to be used in earnings releases and in providing financial information and earnings guidance to the public.

18.	Review and discuss with management and the Auditors the Company’s quarterly financial reports and Management Discussion and Analysis prior to filing on Forms 10-Q.

19.	Review and discuss with management and the Auditors the annual audited financial statements, including the, management discussion and analysis portion thereof, changes in accounting policies and practices, financial reporting practices and significant reporting issues, critical accounting policies and significant estimates and judgments made in connection with the preparation of such audited financial statements.

20.	Review with management and the Auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

21.	Review with, and make a recommendation to, the Board with respect to the inclusion of the audited financial statements, including the management discussion and analysis portion thereof, in the Company’s Annual Report to Shareholders and in the Company’s Form 10-K to be filed with the SEC.

22.	Prepare the report from the Audit Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

Compliance with Laws and Regulations

23.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or government agencies.

Compliance with the Company’s Codes of Conduct

24.	Ensure that the Company’s Ethics Policy and Finance Code of Conduct (the ”ethics codes“) are in writing and have annually been distributed to applicable Company employees, Directors and other individuals covered by its contents.

25.	Review at least annually with the Company’s Ethics Compliance Officer the process for monitoring compliance with the ethics codes and obtain regular updates from management regarding compliance. Establish procedures for reviewing, granting and, to the extent required by law, regulation or NYSE listing standards, promptly disclosing any waivers of the ethics codes for directors and executive officers.

26.	Establish and maintain a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. Additionally, establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reporting and other Responsibilities

27.	Annually review and reassess the adequacy of the Committee’s purpose and responsibilities as herein set forth and recommend any proposed changes to the Board for approval.

28.	The Committee has the authority, without having to seek Board approval, and appropriate funding to obtain advice and assistance, as appropriate, from outside legal, accounting and other advisers, as it determines necessary to carry out its duties. The Committee may also conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities.

29.	The Committee shall review at least quarterly with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Auditors, or the performance of the internal audit function.

30.	The Committee shall perform, at least annually, an evaluation of its own performance, and submit that evaluation, including any recommended changes to the Committee’s membership, charter or procedures, to the Board for review and discussion.

31.	The Chairman of the Committee shall report to the Board at each meeting of the Board the deliberations, actions and recommendations of the Committee since the last Board meeting and such other matters as the Board shall from time to time specify.

Composition and Qualifications

The Committee shall be comprised of three or more directors, the exact number to be determined from time to time by resolution of the Board. Each member of the Committee shall (1) be “independent” as required by NYSE listing standards and any other legal requirements as shall from time to time be in effect, including, without limitation Rule 10A-3(b)(i) under the Act, subject to the exemptions provided in Rule 10A-3(c), and (2) have such financial/accounting literacy or expertise as required by NYSE listing standards and/or rules adopted by the SEC pursuant to the Act. The Board of Directors shall, in the exercise of business judgment, determine the “independence” and “financial literacy”, ”financial expertise“, or ”accounting and related financial management expertise“ of directors for this purpose. At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. A person who satisfies the definition of audit committee financial expert set out in Item 401(e) of Regulation S-K has accounting and related financial management expertise.

No Director may serve as a member of the Committee if such Director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Committee. Any such determination shall be disclosed in the Company’s annual proxy statement.

No “affiliated person” of the Company (including its subsidiaries) shall serve on the Committee in accordance with such definitions and rules as shall be adopted by SEC pursuant to the Act.

No member of the Committee may receive, directly or indirectly, any compensation from the Company other than (a) fees paid to directors for service on the Board, (b) additional fees paid to directors for service on a committee of the Board (including the Committee) and/or for serving as the chairperson of such a committee and (c) a pension or other deferred compensation for prior service that is not contingent on future service on the Board.

The Chairman of the Committee shall be designated by a majority vote of the entire Board.

Members of the Committee shall be designated annually by a majority vote of the entire Board (after considering any recommendations of the Corporate Governance Committee) at the organizational meeting of the Board held in connection with the annual meeting of shareholders.

Vacancies on the Committee shall be filled by a majority vote of the entire Board. By a majority vote of of the entire Board, a member of the Committee may be removed.

Structure and Operation

1.	Three members of the Committee shall constitute a Quorum. The act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee.

2.	The Secretary of the Company, or in the absence of the Secretary such person as may be designated by the Chairman of the Committee, shall act as secretary and keep the minutes of all meetings of the Committee.

3.	The Committee shall meet in person or telephonically at least seven times a year at such times and places determined by the Chairman of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chairman.

4.	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

5.	The Committee may form and delegate authority to subcommittees when appropriate.

6.	Except as expressly provided in this Charter, the By-laws of the Company, or the Company’s Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall establish its own rules of procedure.

Exhibit III

Compensation Committee Charter

Purpose

The purpose of the Compensation Committee (the ”Committee“) of the Board of Directors (the ”Board“) of Xerox Corporation (the “Company”) is to discharge the responsibilities of the Board relating to compensation of the Company’s officers, to oversee the evaluation of the Chief Executive Officer and other members of management, to oversee the administration of the Company’s executive compensation plans and to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission (”SEC“); to consult with the Chief Executive Officer and advise the Board with respect to senior management succession planning; and shall have such other powers and perform such other duties as the Board may from time to time delegate to it in accordance with Article III, Section 4 of the By-Laws of the Company.

Duties and Responsibilities

1.	Review and make recommendations to the Board with respect to executive compensation and executive retirement plans. Executive compensation plans include cash and/or equity payments earned in the short term and/or long term.

2.	Annually, review and approve performance goals and objectives with respect to the compensation of the Chief Executive Officer and all other officers consistent with approved compensation plans.

3.	Annually, oversee the performance evaluation of the Chief Executive Officer and all other officers against approved goals and objectives.

4.	Based on the evaluation, set the compensation of the Chief Executive Officer and all other officers (including annual base salary level, annual incentive level, long-term incentive level and any special or supplemental benefits).

5.	Review and approve employment, severance, change-in-control, termination and retirement arrangements for all officers.

6.	Consult with the Chief Executive Officer and advise the Board with respect to senior management succession planning.

7.	Sole authority to retain and terminate the consulting firms engaged to assist the Committee in the evaluation of the compensation of the Chief Executive Officer and senior management. The Committee may also conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary.

8.	Administer and interpret executive compensation plans to the extent required by the terms of such plans.

9.	In consultation with senior management of the Company, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

10.	Prepare the executive compensation report from the compensation committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

11.	The Committee shall annually conduct an evaluation of its own performance and, in light of this, consider changes in its membership, charter or procedures. The Committee shall report to the Board the results of its evaluation, including recommended charter, membership and other changes.

Composition and Qualifications

The Committee shall be comprised of three or more directors, the exact number to be determined from time to time by resolution of the Board. Each member of the Committee shall be “independent” as required by NYSE listing standards and any other legal requirements as shall from time to time be in effect. The Board of Directors shall, in the exercise of business judgment, determine the “independence” of directors for this purpose.

Members of the Committee shall also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Chairman of the Committee shall be designated by a majority vote of the entire Board.

Members of the Committee shall be designated annually by a majority of vote of the entire Board (after considering any recommendations of the Corporate Governance Committee) at the organizational meeting of the Board of Directors held in connection with the annual meeting of shareholders.

Vacancies on the Committee shall be filled by a majority vote of the entire Board. By a majority vote of the entire Board, a member of the Committee may be removed.

In selecting the members of the Committee from time to time, the Board shall consider the following qualifications for membership: prior service on the Committee or a compensation committee of another public company or service with a public company which involved executive compensation matters.

The Chairman of the Committee is responsible for the orientation of new members regarding compensation matters.

The Committee shall be fully independent, accountable, and vigorous in taking primary responsibility for all aspects of executive compensation including employment, retention, and severance agreements.

Structure and Operation

1.	Two members of the Committee shall constitute a quorum. When more than two members are present, the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee, and when only two members are present, the unanimous vote of the two members shall constitute the act of the Committee.

2.	The Committee may form and delegate authority to subcommittees when appropriate.

3.	Such person as may be designated by the Chairman of the Committee shall act as secretary and keep the minutes of all meetings of the Committee.

4.	The Committee shall meet in person or telephonically, at least three times a year at such times and places determined by the Chairman of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chairman.

5.	The Committee shall meet in executive session without the presence of any members of management as often as it deems appropriate.

6.	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

7.	The Chairman of the Committee shall report to the Board at each meeting of the Board the deliberations, actions and recommendations of the Committee since the last Board meeting

8.	Except as expressly provided in this Charter, the By-laws of the Company or the Company’s Corporate Governance Guidelines, or as required by law, regulations or NYSE listing standards, the Committee shall establish its own rules of procedure.

Exhibit IV

Corporate Governance Committee Charter

Purpose

The purpose of the Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Xerox Corporation (the “Company”) is to identify individuals qualified to become Board members; to recommend to the Board individuals to serve as directors of the Company and on committees of the Board; to advise the Board with respect to Board composition, procedures and committees; to develop, recommend to the Board and annually review a set of corporate governance principles applicable to the Company; to evaluate and make recommendations to the Board with respect to the compensation of Directors; to oversee the evaluation of the Board; and to have such other powers and perform such other duties as the Board may from time to time delegate to it in accordance with Article III, Section 4 of the By-Laws of the Company.

Duties and Responsibilities

A. Board Candidates and Nominees

The Committee shall have the following duties and responsibilities with respect to Board candidates and nominees:

(a)	To develop and recommend to the Board director qualification criteria and establish procedures for evaluating the suitability of potential director nominees. Such criteria shall include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing standards. The Committee shall also consider the number of other public company boards on which director candidates and nominees sit in determining eligibility for election.

(b)	To actively identify and attract candidates for director and to review potential nominees proposed by management, shareholders or others.

(c)	To recommend to the Board the director nominees for election by the shareholders or for appointment by the Board, as the case may be, pursuant to the By-Laws of the Company, which recommendations shall be consistent with the Board’s criteria for selecting new directors.

(d)	To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

(e)	To review and make recommendations to the Board with regard to length of Board service, director compensation and a retirement policy for members of the Board.

(f)	To review and oversee any orientation programs for newly elected members of the Board and continuing director education programs and to assist the Board in the implementation of such programs.

B. Board Composition and Procedures

The Committee shall have the following duties and responsibilities with respect to the composition and procedures of the Board as a whole:

(a)	To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by NYSE listing standards.

(b)	To review periodically the size of the Board and to recommend to the Board any appropriate changes.

(c)	To make recommendations on the frequency, content and structure of Board meetings.

(d)	To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Company rule, guideline, procedure or corporate governance principle.

C. Board Committees

The following shall be the duties and responsibilities of the Committee with respect to the committee structure of the Board:

(a)	To make recommendations to the Board regarding the size and composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

(b)	To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

(c)	To review annually committee assignments and the policy with respect to the rotation of members of the committees and/or chairpersons, and to report any recommendations to the Board.

(d)	To recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee’s power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

D. Corporate Governance

The following shall be the duties and responsibilities of the Committee with respect to corporate governance:

(a)	To develop and review periodically, and at least annually, the Corporate Governance Guidelines adopted by the Board to assure that they are appropriate for the Company and comply with the requirements of the NYSE, and to recommend any desirable changes to the Board.

(b)	To consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

(c)	To review significant shareholder relations issues, corporate political contributions and the Company’s charitable contributions.

E. Evaluation of the Board

The Committee shall be responsible for overseeing the evaluation of the Board as a whole and its committees. The Committee shall establish procedures to allow it to exercise this oversight function.

F. Investigations and Studies; Outside Advisers

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any firm to be used to identify director candidates and evaluate director compensation, including sole authority to approve a search firm’s fees and other retention terms, such fees to be borne by the Company.

G.  Performance Evaluation

The Committee shall annually conduct an evaluation of its own performance and, in light of this, consider changes in its membership, charter or procedures. The Committee shall report to the Board the results of its evaluation, including recommended charter, membership and other changes.

Composition and Qualifications

The Committee shall be comprised of three or more directors, the exact number to be determined from time to time by resolution of the Board.

Each member of the Committee shall be “independent” as required by NYSE listing standards and any other legal requirements as shall from time to time be in effect. The Board of Directors shall, in the exercise of business judgment, determine the “independence” of directors for this purpose.

The Chairman of the Committee shall be designated by a majority vote of the entire Board.

Members of the Committee shall be designated annually by a majority vote of the entire Board (after considering any recommendations of the Committee) at the organizational meeting of the Board of Directors held in connection with the annual meeting of shareholders.

Vacancies on the Committee shall be filled by majority vote of the entire Board. By a majority vote of the entire Board, a member of the Committee may be removed.

Structure and Operation

1.	Two members of the Committee shall constitute a quorum. When more than two members are present, the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee, and when only two members are present, the unanimous vote of the two members shall constitute the act of the Committee.

2.	The Committee may form and delegate authority to subcommittees when appropriate.

3.	The Secretary of the Company, or in the absence of the Secretary such person as may be designated by the Chairman of the Committee, shall act as secretary and keep the minutes of all meetings of the Committee.

4.	The Committee shall meet in person or telephonically at least three times a year at such times and places determined by the Chairman of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chairman.

5.	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

6.	The Chairman of the Committee shall report to the Board at each meeting of the Board the deliberations, actions and recommendations of the Committee since the last Board meeting.

7.	Except as expressly provided in this Charter, the By-laws of the Company or the Company’s Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall establish its own rules of procedure.

Exhibit V

Xerox Corporation
2004 Performance Incentive Plan

1. Purpose

The purpose of the Xerox Corporation 2004 Performance Incentive Plan (the “2004 Plan” or the “Plan”) is to advance the interests of Xerox Corporation (the “Company”) and to increase shareholder value by providing officers and employees of the Company, its subsidiaries and its Affiliates (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and with incentives for current or future service with the Company, its subsidiaries and Affiliates. The Plan is a successor plan to (i) the Xerox Corporation 1991 Long-Term Incentive Plan, (ii) the Xerox Corporation 1998 Employee Stock Option Plan, (iii) the Xerox Executive Performance Incentive Insurance Plan, (iv) the Xerox Mexicana, S.A. de C.V. Executive Rights Plan and (v) the Xerox Canada Inc. Executive Rights Plan, any or all of which may be referred to as a “Predecessor Plan”.

2. Effective Date and Term

The Plan shall be effective as of May 20, 2004, subject to the approval of the Company’s shareholders at the 2004 annual meeting. No awards or grants can be made after January 1, 2008 unless terminated sooner pursuant to Section 13 by the Company’s Board of Directors (the “Board”). Effective May 20, 2004, no further awards shall be made under a Predecessor Plan, but outstanding awards under any Predecessor Plan shall remain outstanding in accordance with their applicable terms and conditions.

3. Plan Administration

The independent Compensation Committee of the Board, or such other independent committee as the Board shall determine, comprised of not less than three members shall be responsible for administering the Plan (the “Compensation Committee”). To the extent specified by the Compensation Committee it may delegate its administrative responsibilities to a subcommittee of the Compensation Committee comprised of not less than three members (the Compensation Committee and such subcommittee being hereinafter referred to as the “Committee”). The Compensation Committee or such subcommittee members, as appropriate, shall be qualified to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (b) Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 162(m)”), and (c) any rules and regulations of a stock exchange on which Common Stock (as defined in Section 5) of the Company is listed. The Committee, and such subcommittee to the extent provided by the Committee, shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or cancelled, forfeited or suspended; (iv) adoption of such modifications, amendments, procedures, subplans and the like as are necessary to enable participants employed in other countries in which the Company may operate to receive advantages and benefits under the Plan consistent with the laws of such countries, and consistent with the rules of the Plan; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company. Except for the power to amend the Plan as provided in Section 13 and except for determinations regarding employees who are subject to Section 16 of the 1934 Act or certain key employees who are, or may become, as determined by the Committee, subject to the Section 162(m) compensation deductibility limit (the “Covered Employees”), and except as may otherwise be required under applicable New York Stock Exchange rules, the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Committee may establish to any officer or officers of the Company.

4. Eligibility

Any employee of the Company shall be eligible to receive an award under the Plan. For purposes of this Section 4, “Company” shall include any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee (“Affiliate”).

5. Shares of Stock Subject to the Plan

A total number of 10.0 million (10,000,000) shares of common stock1, par value $1.00 per share, of the Company (“Common Stock”) shall become available for issuance under the Plan, provided that any shares issued in connection with options or SARs shall be counted against this limit as 0.6 shares for each one (1) share issued. Any shares available for grant under any Predecessor Plan on the Effective Date not subject to outstanding awards shall become available for issuance under the Plan. (As of May 20, 2004, approximately 15.7 million shares2 are expected to be available for issuance under Predecessor Plans.) Thus, the total number available for grant under the 2004 Plan is expected to be 25.7 million (25,700,000)3. In addition, any shares underlying awards outstanding on May 20, 2004 under any Predecessor Plan that are cancelled, are forfeited, or lapse shall become available for issuance under the Plan.

For purposes of the preceding paragraph, the following shall not be counted against shares available for issuance under the Plan: (i) settlement of stock appreciation rights (“SAR”) in cash or any form other than shares and (ii) payment in shares of dividends and dividend equivalents in conjunction with outstanding awards. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan.

In determining shares available for issuance under the Plan, any awards granted under the Plan that are cancelled, are forfeited, or lapse shall become eligible again for issuance under the Plan. In addition, shares withheld to pay taxes pursuant to Section 14, and shares tendered to exercise stock options, shall be treated as shares again eligible for issuance under the Plan.

In no event, however, except as subject to adjustment as provided in Section 6, shall more than (a) 10.0 million (10,000,000) shares of Common Stock be available for issuance pursuant to the exercise of incentive stock options (“ISOs”) awarded under the Plan; and (b) 15.0 million (15,000,000) shares of Common Stock be made the subject of awards under any combination of awards under Sections 7(a), 7(b) or 7(c) of the Plan to any single individual, of which no more than 10.0 million (10,000,000) may be shares of restricted stock. SARs whether settled in cash or shares of Common Stock shall be counted against the limit set forth in (b).

Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6. Adjustments and Reorganizations

The Committee may make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company’s share price or share status, provided that any such actions are consistently and equitably applicable to all affected participants.

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares,

110.0 million reflects the number of shares if all grants were made in “whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the number available is 16.7 million.

215.7 million reflects the number of shares if all grants were made in “whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the number available is 26.1 million.

325.7 million reflects the number of shares if all grants were made in “whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the total number available is 42.8 million.

such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares subject to awards of a specified type or to any individual under the Plan; and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the Plan.

Nothwithstanding anything to the contrary in this Section 6 or any other provision of the Plan, the Committee may increase the maximum aggregate number of shares that may be issued under the Plan only to the extent necessary to reflect a change in the number of outstanding shares of Common Stock, such as a stock dividend or stock split.

7. Awards

The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing such awards in accordance with Section 12. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. However, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options”.

(a)	Stock Option is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each option shall be not less than 100% of Fair Market Value (as defined in Section 10) on the effective date of grant. A Stock Option may be exercised in whole or in installments, which may be cumulative. A Stock Option may be in the form of an ISO which complies with Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder at the time of grant. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or such other method as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either constructively or by attestation) Common Stock, surrendering a stock award valued at market value at the time of surrender, surrendering a cash award, or any combination thereof. Notwithstanding any provision of the Plan, a repricing of a Stock Option shall be allowed by the Committee only with the approval of the Company’s shareholders to the extent required under the rules of the New York Stock Exchange. For this purpose, a “repricing” shall be defined as described in the New York Stock Exchange rules.

(b)	Stock Appreciation Right (“SAR”) is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of the market value of a specified number of shares of Common Stock at the time the SAR is exercised over the Fair Market Value on the effective date of grant of the SAR as set forth in the applicable award agreement.

(c)	Stock Award is an award made in stock or denominated in units of stock. All or part of any Stock Award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance. A restricted stock award made pursuant to this Section 7(c) shall be subject to a vesting schedule of no less than three (3) years unless such award is performance based, in which case vesting shall be no less than one (1) year.

(d)	Cash Award may be any of the following:

(i)	an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants, and, to the extent applicable to Covered Employees, comply with the requirements of Section 23; or

(ii)	a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, and other measurement of individual, business unit or Company performance.

(iii)	Cash Awards under this Section 7(d) to any single Covered Employee, including dividend equivalents in cash or shares of Common Stock payable based upon attainment of specific performance goals, may not exceed in the aggregate $10,000,000 in the case of the Chief Executive Officer and $5,000,000 in the case of any other participant, such limits being applicable to each twelve-month performance period established by the Committee under this Section 7(d) or under Section 23.

The Committee shall have the discretion with respect to any award granted under the Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions and their consequences are: (a) clearly set forth in the grant agreement or other grant document; and (b) fully comply with applicable laws. These conditions may include, without limitation, actions by the participant which constitute a conflict of interest with the Company, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies, its Code of Business Conduct and Ethics, or the participant’s terms and conditions of employment.

8. Dividends and Dividend Equivalents

The Committee may provide that awards denominated in stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

9. Deferrals and Settlements

Payment of awards may be in the form of cash, stock, other awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

10. Fair Market Value

Fair Market Value for all purposes under the Plan shall mean the average of the high and low prices of Common Stock as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports for the relevant date, or if no sales of Common Stock were made on said exchange on that date, the average of the high and low prices of Common Stock as reported in said composite transaction report for the preceding day on which sales of Common Stock were made on said exchange. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

11. Transferability and Exercisability

Except as otherwise provided in this Section 11, all awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Committee may provide that any award of non-qualified Stock Options may be transferable by the recipient to family members or family trusts established by the recipient. The Committee may also provide that, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a “blind” trust, may be authorized by the Committee to act on behalf of and for the benefit of the respective participant with respect to any outstanding awards. Except as otherwise provided in this Section 11, during the life of the participant, awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Committee. In addition, if so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant.

12. Award Agreements; Notification of Award

Awards under the Plan (other than annual incentive awards described in Section 7(d)(i)) shall be evidenced by one or more agreements approved by the Committee that set forth the terms and conditions of and limitations on an award, except that in no event shall the term of any Stock Option exceed a period of ten years from the date of its grant. The Committee need not require the execution of any such agreement by a participant in which case acceptance of the award by the respective participant will constitute agreement to the terms of the award. In the case of an annual incentive cash award, the participant shall receive notification of such award in such form as the Committee may determine.

13. Plan Amendment and Termination

The Compensation Committee may amend the Plan as it deems necessary or appropriate, except that no such amendment which would cause the Plan not to comply with the requirements of (i) Section 162(m) with respect to performance-based compensation, (ii) the Code with respect to ISOs or (iii) the New York Business Corporation Law as in effect at the time of such amendment shall be made without the approval of the Company’s shareholders. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of all of the holders thereof.

Notwithstanding the foregoing, an amendment that constitutes a “material revision”, as defined by the rules of the New York Stock Exchange, shall be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the provision in Section 7 prohibiting repricing of options without shareholder approval will be considered a material revision.

The Board may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously-made awards shall remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan.

14. Tax Withholding

The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the fair market value as of the settlement date of the applicable award.

15. Other Company Benefit and Compensation Programs

Unless otherwise determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

16. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

17. Future Rights

No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any right by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company.

18. General Restriction

Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the exercise settlement thereof, such award may not be granted, exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

19. Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law.

20. Successors and Assigns

The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such participant’s creditors.

21. Rights as a Shareholder

A participant shall have no rights as a shareholder until he or she becomes the holder of record of Common Stock.

22. Change in Control

Notwithstanding anything to the contrary in the Plan, the following shall apply to all awards granted and outstanding under the Plan:

A. Definitions

The following definitions shall apply to this Section 22:

A “Change in Control”, unless otherwise defined by the Compensation Committee, shall be deemed to have occurred if (a) any “person”, as such term is used in Section 13(d) and 14(d) of the 1934 Act, other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (4) any person who becomes a “beneficial owner” (as defined below) in connection with a transaction described in clause (1) of subparagraph (c) below, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20 percent or more of the combined voting power of the Company’s then outstanding voting securities; (b) the following individuals cease for any reason to constitute a majority of the directors then serving; individuals who on May 20, 2004 constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on May 20, 2004, or whose appointment, election or nomination for election was previously so approved or recommended; (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“CIC Price” shall mean the higher of (a) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (b) the highest price paid for a share of the Company’s Common Stock during the 60 day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

B. Acceleration of Vesting and Payment of SARs, Stock Awards, Cash Awards, and Dividends and Dividend Equivalents.

Upon the occurrence of an event constituting a Change in Control, all SARs, stock awards, stock options (to the extent the CIC Price exceeds the exercise price), cash awards, dividends and dividend equivalents outstanding on such date shall become 100% vested and shall be paid in cash as soon as may be practicable. Upon such payment, such awards and any related stock options shall be cancelled.

The amount of cash to be paid shall be determined by multiplying the number of such awards, as the case may be, by: (i) in the case of stock awards, the CIC Price; (ii) in the case of SARs, the difference between the exercise price of the related option per share and the CIC Price; (iii) in the case of cash awards where the award period, if any, has not been completed upon the occurrence of a Change in Control, the pro-rata target value of such awards or such higher amount as determined by the Committee, without regard to the performance criteria, if any, applicable to such award; and (iv) in the case of cash awards where the award period, if any, has been completed on or prior to the occurrence of a Change in Control: (aa) where the cash award is payable in cash, the value of such award as determined in accordance with the award agreement, and (bb) where the cash award is payable in shares of Common Stock, the CIC Price.

C.Notwithstanding the foregoing, any SARs and any stock-based award held by an officer or director subject to Section 16 of the 1934 Act which have been outstanding less than six months (or such other period as may be required by the 1934 Act) upon the occurrence of an event constituting a Change in Control shall not be paid in cash until the expiration of such period, if any, as shall be required pursuant to such Section, and the amount to be paid shall be determined by multiplying the number of SARs, stock awards, or unexercised shares under such stock options, as the case may be, by the CIC Price determined as though the event constituting the Change in Control had occurred on the first day following the end of such period.

23. Certain Provisions Applicable to Awards to Covered Employees

Performance-based awards made to Covered Employees shall be made by the Committee within the time period required under Section 162(m) for the establishment of performance goals and shall specify, among other things, the performance period(s) for such award (which shall be not less than one year), the performance criteria and the performance targets. The performance criteria shall be any one or more of the following as determined by the Committee and may differ as to type of award and from one performance period to another: earnings per share, cash flow, document processing profit, cost reduction, days sales outstanding, cash conversion cycle, cash management (including, without limitation, inventory and/or capital expenditures), total shareholder return, return on shareholders’ equity, economic value added measures, return on assets, pre-or post-currency revenue, pre- or post-currency performance profit, profit before tax, profit after tax, revenues, stock price and return on sales. Payment or vesting of awards to Covered Employees shall be contingent upon satisfaction of the performance criteria and targets as certified by the Committee by resolution of the Committee. To the extent provided at the time of an award, the Committee may in its sole discretion reduce any award to any Covered Employee to any amount, including zero. Any performance-based awards made pursuant to this Section 23 may include annual incentive awards and long-term awards.

Exhibit VI

Xerox Corporation
2004 Equity Compensation Plan for Non-Employee Directors

1. Purpose

The purpose of the Xerox 2004 Equity Compensation Plan for Non-Employee Directors (the “Plan”) is to provide the means whereby Xerox Corporation (the “Company”) may include the Company’s equity in the total compensation of non-employee members of the Company’s Board of Directors (“Board”).

2. Effective Date and Term of Plan

This Plan shall be effective as of May 20 2004, subject to the approval of the Company’s shareholders at the 2004 annual meeting and remain in effect until the earlier of: (i) the date when no additional shares are available for issuance under the Plan; or (ii) the date when the Board terminates the Plan in accordance with Section 10.

3. Eligibility

Any person who is a Non-Employee Director of the Company shall be eligible to receive an Award under the Plan (each a “Participant”). For purposes of the Plan, Non-Employee Director shall mean a member of the Board who is not at the time also an employee of the Company or any of its direct or indirect majority-owned subsidiaries (regardless of whether such subsidiary is organized as a corporation, partnership or other entity).

4. Administration of the Plan

The Plan shall be administered by the Board of Directors of the Company upon advice of the Board’s Governance Committee. Subject to the express provisions of the Plan, the Board shall have full and exclusive power to do all things necessary or desirable in connection with the administration of the Plan, including, without limitation: (a) to prescribe, amend and rescind rules relating to the Plan and to define terms not otherwise defined herein; (b) to approve the form of documentation used to evidence any grant awarded hereunder, including providing for such terms as it considers necessary or desirable; (c) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to stock options and stock appreciation rights (“SARs”) or to receipt or vesting of stock grants; (d) to determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and (e) to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any stock option or stock grant awarded hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of the Company.

All determinations, interpretations, and other decisions under or with respect to the Plan shall be final, conclusive and binding upon the Company, all Participants and any holder or beneficiary of any Award, as hereinafter defined, under the Plan. The Board may consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law and the relevant rules of the New York Stock Exchange, Inc. (“NYSE”).

5. Shares Subject to the Plan

A total number of 1,000,000 shares of Common Stock1, par value $1.00, as presently constituted, subject to adjustment as provided in Section 8, of the Company shall become available for issuance under the Plan. Provided, however, that any shares issued in connection with options or SARs shall be counted against this limit as 0.6 shares for each one (1) share issued.

11,000,000 reflects the number of shares if all grants were made in “whole value” shares (e.g. deferred stock units). If all grants were made in the form of options or SARs, the number available is 1,666,667.

For purposes of the preceding paragraph, the following shall not be counted against shares available for issuance under the Plan: (i) settlement of SARs in cash or any form other than shares and (ii) payment in shares of dividends and dividend equivalents in conjunction with outstanding awards.

In determining shares available for issuance under the Plan, any Awards that are cancelled, forfeited or lapse shall become eligible again for issuance under the Plan. Upon exercise of SARs, only the shares issued shall be counted against the available share limit.

Any shares issued under the plan may consist in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of Awards under the Plan.

6. Awards

The Board shall determine the type of award(s) to be made to each Non-Employee Director under the Plan and shall approve the terms and conditions governing such awards through the issuance of an award agreement. Awards may be granted singly, in combination, or in tandem so that the settlement or payment of one automatically reduces or cancels the other. However, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options.”

The following is a list of awards that may be granted, either individually or collectively, to Participants pursuant to the provisions of the Plan (“Awards”).

(a)  Deferred Stock Unit (“DSU”) is a bookkeeping entry that represents the right to receive one share of Common Stock at a future date, such as termination of Board service. Outright grants may be made as part of the Non-Employee Director’s annual compensation for services rendered or as a result of a voluntary election by the Non-Employee Director to defer cash compensation otherwise payable to him or her. DSUs will include the right to receive dividend equivalents which are credited in the form of additional DSUs payable in Common Stock following termination of Board service.

(b)  Stock Option is a grant of a right to purchase a specified number of shares of Common Stock during a specified period no longer than seven years. The purchase price of each option shall not be less than 100% of Fair Market Value on the effective date of grant. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or shares, including tendering (either actually or by attestation) Common Stock or surrendering a Stock Award valued at Fair Market Value, as defined herein, on the date of surrender. A Stock Option may be exercised in whole or in installments on the earliest of: i) the vesting schedule established by the Board; or ii) the death of the Non-Employee Director.

Notwithstanding any provision of the Plan, a repricing of a Stock Option shall not be allowed by the Board.

Fair Market Value for all purposes under the Plan shall mean the average of the high and low prices of Common Stock as reported in the Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions report for the relevant date, or if no sales of Common Stock were made on said exchange on that date, the average of the high and low prices of Common Stock as reported in said composite transaction report for the preceding day on which sales of Common Stock were made on said exchange. Under no circumstance shall Fair Market Value be less than the par value of the Common Stock.

(c)  Stock Appreciation Right (SAR) is a right to receive a payment, in cash and/or Common Stock, as determined by the Board, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the effective date of grant of the SAR as set forth in the applicable award agreement. The maximum term for SARs under the Plan is seven years.

(d)  Stock Award is an Award made in stock. All or part of any Stock Award may be subject to conditions established by the Board and set forth in the award agreement which may include, but is not limited to, continuous service with the Company.

7. Dividend and Dividend Equivalents

At the Board’s discretion, Awards denominated in Common Stock may earn dividends or dividend equivalents paid currently in cash or shares of Common Stock or credited to an account established by the Board in the name of the Non-Employee Director and converted into additional DSUs. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Board may establish, including reinvestment in additional shares or share equivalents.

8. Adjustments and Reorganizations

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, such adjustments, if any, as the Board in its sole discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares subject to outstanding Awards of a specified type or to any individual Participant under the Plan; and/or (iii) the price per share of any outstanding Stock Options or SARs under the Plan.

9. Transferabililty and Exercisability

Except as otherwise provided herein, all Awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the Non-Employee Director other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Board may provide that any Stock Option Award may be transferable by the Participant to family members or family trusts established by the Participant.

Except as otherwise provided herein, during the life of the Non-Employee Director, Awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Board. In addition, if so permitted by the Board, Non-Employee Directors may designate a beneficiary to exercise the rights of the Non-Employee Director and receive any distributions under the Plan upon the death of the Non-Employee Director.

10. Amendment and Termination of Plan

The Board may periodically amend the Plan as it deems appropriate, without further action by the Company’s shareholders, except to the extent required by applicable law. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 8, the Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance under the Plan, unless any such amendment is approved by the Company’s shareholders.

Notwithstanding the foregoing, an amendment that constitutes a “material revision”, as defined by the rules of the NYSE, shall be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the provision in Section 6 prohibiting repricing of options will be considered a material revision.

The Plan may be terminated at such time as the Board may determine. Amendments or termination of the Plan will not affect the rights and obligations arising under Stock Options or other Stock Awards theretofore granted and then in effect without the Participant’s consent.

11. Term of Award

The term of each Award is determined by the Board; provided, however, that the term of any Stock Option or SAR shall not be greater than seven years from the effective date of grant.

12. Cancellation or Suspension of an Award

The Board shall have the full power and authority to determine under what circumstances any Award shall be canceled or suspended (e.g., activity by Non-Employee Directors which constitutes a conflict of interest with the Company or is in violation of Company policies).

13. Deferred Settlement

The Board may require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

14. Unfunded Plan

Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Board) shall be no greater than the right of an unsecured general creditor of the Company.

15. General Restriction

Each award shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the exercise settlement thereof, such Award may not be granted, exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

16. Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law.

17. Successors and Assigns

The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such Participant’s creditors.

18. Rights as a Shareholder

A Participant shall have no rights as a shareholder until he or she becomes the holder of record of Common Stock.

19. Change in Control

Notwithstanding anything to the contrary in the Plan, the following shall apply to all awards granted and outstanding under the Plan:

A. Definitions

The following definitions shall apply to this Section 22:

A “Change in Control”, unless otherwise defined by the Board, shall be deemed to have occurred if (a) any “person”, as such term is used in Section 13(d) and 14(d) of the 1934 Act, other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (4) any person who becomes a “beneficial owner” (as defined below) in connection with a transaction described in clause (1) of subparagraph (c) below, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20 percent or more of the combined voting power of the Company’s then outstanding voting securities; (b) the following individuals cease for any reason to constitute a majority of the directors then serving; individuals who on May 20, 2004 constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on May 20, 2004, or whose appointment, election or nomination for election was previously so approved or recommended; (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“CIC Price” shall mean the higher of (a) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (b) the highest price paid for a share of the Company’s Common Stock during the 60 day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions report.

B. Acceleration of Vesting and Payment of Stock Options, SARs, DSUs and Dividend Equivalents

Upon the occurrence of an event constituting a Change in Control, all stock options and SARs (to the extent the CIC Price exceeds the exercise price), DSUs and dividend equivalents outstanding on such date shall become 100% vested and shall be paid in cash as soon as may be practicable. Upon such payment, such awards and any related stock options shall be cancelled.

The amount of cash to be paid shall be determined (i) in the case of stock options by multiplying the number of stock options by the difference between the exercise price and the CIC Price , (ii) in the case of DSUs by multiplying the number of DSUs by the CIC Price and (iii) in the case of SARs, the difference between the exercise price of the related option per share and the CIC Price.

C. Notwithstanding the foregoing, any stock option and SARs held by a director subject to Section 16 of the Securities Exchange Act of 1934, as amended (“1934 Act”), which have been outstanding less than six months (or such other period as may be required by the 1934 Act) upon the occurrence of an event constituting a Change in Control shall not be paid in cash until the expiration of such period, if any, as shall be required pursuant to such Section, and the amount to be paid shall be determined by multiplying the number of SARs, stock options, or unexercised shares under such stock options, as the case may be, by the CIC Price determined as though the event constituting the Change in Control had occurred on the first day following the end of such period.

2980-PS-04

THE DOCUMENT COMPANY

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

It’s a win-win solution! Reduce paper flow to your home and help the environment, too. If you have access to the Internet, we encourage you to consider receiving Xerox’s future Annual Reports and Proxy Statements in electronic format rather than in printed form. In electing to do do, you conserve natural resources and save your company money! To sign up for electronic delivery service, go to our transfer agent’s website at http://www.econsent.com/xrx at any time and follow instructions. If you vote by Internet, you can also sign up for electronic delivery service at the same time. Act Now!

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/xrx		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark	2980
votes as in
this example.

Unless marked otherwise, this voting instruction and proxy card will be voted FOR Proposals 1, 2, 3 and 4.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1.

Election of Directors nominated by the Board.
(01) Glenn A. Britt, (02) Richard J. Harrington, (03) William Curt Hunter, (04) Vernon E. Jordan, Jr., (05) Hilmar Kopper, (06) Ralph S. Larsen, (07) Anne M. Mulcahy, (08) N.J. Nicholas, Jr., (09) John E. Pepper, (10) Ann N. Reese, and (11) Stephen Robert

							FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
					2.	Ratification of Auditors.	☐	☐	☐	3.	Adopt the 2004 Performance Incentive Plan.	☐	☐	☐

	FOR ALL NOMINEES	☐	☐	WITHHELD AUTHORITY FROM ALL NOMINEES						4.	Adopt the 2004 Equity Compensation Plan for Non- Employee Directors	☐	☐	☐

	For all nominees, except vote withheld as noted above
						MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING. A TICKET WILL BE SENT TO YOU.								☐

						MARK BOX AT RIGHT FOR AN ADDRESS CHANGE AND NOTE AT LOWER LEFT.								☐

Please sign below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.

Signature: ________________________ Date: ___________ Signature: _______________________________ Date: __________

XEROX CORPORATION ELECTION TO OBTAIN PROXY MATERIALS ELECTRONICALLY INSTEAD OF BY MAIL

Xerox Corporation shareholders may elect to receive the Company’s future annual reports and proxy statements and to vote their shares through the Internet instead of receiving copies through the mail. Xerox is offering this service to provide added convenience to its shareholders and to reduce annual report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet World Wide Web. Costs normally associated with electronic access, such as usage and telephone charges, will be bourne by the shareholder.

To elect this option, go to website http://www.econsent.com/xrx. Shareholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

If you consent to receive the Company’s future proxy materials electronically, your consent will remain in effect unless it is withdrawn by revoking your consent at www.econsent.com/xrx. Also, if while this consent is in effect you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail our Transfer Agent, at: 1-800-828-6396; P.O. Box 43010, Providence, RI 02940-3010; http://www.equiserve.com.

YOU MAY ACCESS THE XEROX CORPORATION ANNUAL REPORT AND PROXY STATEMENT AT:
http://www.xerox.com/investor

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL BACK YOUR PROXY CARD. DETACH HERE IF MAILING.

VOTING INSTRUCTION AND PROXY CARD

XEROX CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
10:00 A.M. THURSDAY, MAY 20, 2004
PARK HYATT PHILADELPHIA AT THE BELLEVUE
BROAD AND WALNUT STREETS
PHILADELPHIA, PENNSYLVANIA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FROM SHAREHOLDERS OF COMMON STOCK

The undersigned appoints VERNON E. JORDAN, JR., HILMAR KOPPER and ANNE M. MULCAHY and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof, (a) in accordance with the following ballot, and (b) in accordance with their best judgment in connection with such other business as may come before the meeting.

NOTICE TO PARTICIPANTS IN THE EMPLOYEE STOCK OWNERSHIP PLAN

This card also constitutes voting instructions for participants in the Xerox Corporation Employee Stock Ownership Plan. A Participant who signs below hereby instructs State Street Bank & Trust Company,Trustee, to vote the shares of stock allocated to his or her Stock Account and a proportion of the shares held in the ESOP Trust for which no instructions have been received in accordance with the following direction.

SEE REVERSE SIDE	IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE